UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Louisiana-Pacific Corporation

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PROXY STATEMENT AND NOTICE TO STOCKHOLDERS OF ANNUAL MEETING	414 Union Street, Suite 2000 Nashville, Tennessee 37219 (615) 986-5600 LP is a trademark of Louisiana-Pacific Corporation.

W. BRADLEY SOUTHERN

CHAIR OF THE BOARD OF DIRECTORS & CHIEF
EXECUTIVE OFFICER

+15%

SMARTSIDE
REVENUE GROWTH

$659M

CASH FLOW FROM
OPERATIONS

“2020 was a remarkable year. Our employees’ resilience in the face of COVID-19 allowed us to deliver strong results and continue returning cash to our stockholders. Thank you for your continued support of LP.”

Dear Stockholder:

On behalf of the Board of Directors of Louisiana-Pacific Corporation (“LP”), thank you for your investment and continued confidence in LP. I cordially invite you to attend our Annual Meeting of Stockholders. In light of public health and safety concerns regarding the continuing coronavirus (“COVID-19”) pandemic and related restrictions, this year’s Annual Meeting of Stockholders will be held virtually via live audio webcast at http:// www.virtualshareholdermeeting.com/LPX2021 on April 30, 2021 at 7:30 a.m. Central Time.

At this year’s meeting, you will be asked to vote on (1) the election of three directors, (2) the ratification of the appointment of LP’s independent registered public accounting firm for 2021 and (3) the approval, on a non-binding, advisory basis, of named executive officer compensation. Our Board of Directors unanimously recommends a vote for each of the directors and for Items 2 and 3. Action may also be taken on any other matters that may properly come before the meeting.

Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting, we urge you to vote promptly according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or in the proxy statement.

Sincerely,

W. Bradley Southern

March 15, 2021

NOTICE of Annual Meeting of Stockholders
DATE	TIME	PLACE
Friday	7:30 a.m.	Via audio webcast
April 30, 2021	Central Time	at http://www. virtualshareholders meeting.com/LPX2021

ITEMS OF BUSINESS:

The 2021 Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect three Class III Directors;
2.	To ratify the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2021;
3.	To approve, on a non-binding, advisory basis, named executive officer compensation; and
4.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

By Order of the Board of Directors,

Nicole Daniel

SVP, General Counsel & Secretary

Nashville, Tennessee
March 15, 2021

WHO MAY VOTE:

Only stockholders of record at the close of business on March 3, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting of Stockholders.

In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP’s Common Stock entitled to vote at the meeting will be available at http://www.virtualshareholdersmeeting.com/LPX2021 during the meeeting.

ADMISSION:

You do not have to register in advance to attend the virtual Annual Meeting of Stockholders. You can be admitted to and attend the virtual Annual Meeting of Stockholders at http://www.virtualshareholdermeeting.com/LPX2021 by entering the 16 digit voting control number found on your proxy card. Shareholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting of Stockholders by following the instructions available on the website above during the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:

Whether or not you expect to attend the virtual Annual Meeting of Stockholders, please vote as soon as possible according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. You may revoke your proxy by following the instructions listed on Page 6 of the proxy statement.	INTERNET	BY MAIL	DURING THE MEETING

www.lpcorp.com

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 30, 2021

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of each of the Proxy Statement and our Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2020). The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2020) and a form of proxy card. The Proxy Statement and form of proxy card accompanying this notice are being furnished to stockholders on or about March 15, 2021. On written request, LP will provide, without charge, a copy of its Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2020 filed with the SEC (including the financial statements and a list briefly describing the exhibits thereto)) to any record holder or beneficial owner of LP’s Common Stock on March 3, 2021, the record date for the 2021 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The report will be available for mailing in mid-March 2021. Requests should be mailed via first class U.S. postage to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

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PROXY STATEMENT

Louisiana-Pacific Corporation, a Delaware corporation (“LP”), is soliciting proxies on behalf of its Board of Directors (“Board”) to be voted at the 2021 Annual Meeting of Stockholders (including any postponement or adjournment of the meeting). This proxy statement and the accompanying proxy card are first being distributed to stockholders beginning on March 15, 2021.

PROPOSALS AND BOARD RECOMMENDATIONS

Our 2021 Annual Meeting of Stockholders will be held via audio webcast at http://www.virtualshareholdermeeting. com/LPX2021 on Friday, April 30, 2021, at 7:30 a.m. Central time. At the time this proxy statement was printed, management knew of only the following three items of business to be presented at the 2021 Annual Meeting of Stockholders, as listed in the Notice of Internet Availability of Proxy Materials (further described under “Voting Procedure” below).

— PROPOSAL 1 –	TO ELECT THREE CLASS III DIRECTORS

The LP Board recommends a vote “FOR” the election of three Class III Director nominees, Mr. Grasberger, Mr. Horton and Mr. Southern, all of whom are current members of the Board. Mr. Grasberger is an independent director and serves as a member of the Finance and Audit Committee (“Audit Committee”) and as a member of the Governance and Corporate Responsibility Committee (“Governance Committee”). Mr. Horton is an independent director and serves as a member of the Audit Committee and Governance Committee. Mr. Southern is the Chief Executive Officer of LP and serves as Chair of the Board and on the Executive Committee. Additional biographical information regarding each nominee may be found below under “Director Nominees.”

— PROPOSAL 2 –	TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The LP Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2021. Additional information regarding the independent registered public accounting firm may be found below under “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2021.”

— PROPOSAL 3 –	TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

The LP Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of LP’s named executive officers, as disclosed in LP’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2020 Summary Compensation Table, the executive compensation tables and accompanying footnotes and narrative discussion. The Dodd-Frank Act requires that we provide our stockholders an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. We believe that our executive compensation programs must attract, retain and motivate our management team to lead our company to sustainable financial performance that furthers the long-term interests of LP and its stockholders. Stockholders approved the named executive officer compensation described in our 2020 Proxy Statement for the 2020 Annual Meeting of Stockholders by a favorable vote of approximately 98% of the votes cast. Additional information regarding executive compensation may be found below under “Compensation of Executive Officers.”

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VOTING PROCEDURE

As allowed by rules and regulations of the SEC, we are providing access to this proxy statement by internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a Notice of Internet Availability of Proxy Materials providing instructions on how to view this proxy statement and vote your proxy by internet.

If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board for the directors nominated in Item 1 and for Item 2 and Item 3 listed in the Notice of Internet Availability of Proxy Materials.

If you vote your proxy prior to the meeting, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, (2) by voting in person at the 2021 Annual Meeting of Stockholders, or (3) by following the instructions in the Notice of Internet Availability of Proxy Materials.

If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

Only stockholders of record at the close of business on March 3, 2021, are entitled to receive notice of the 2021 Annual Meeting of Stockholders and to vote at the 2021 Annual Meeting of Stockholders. At the record date, there were 106,545,767 shares of common stock of LP, $1 par value (“Common Stock”), outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading “Holders of Common Stock” below.

The Board has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Banks and brokers acting as nominees for beneficial owners are not permitted to vote proxies with regard to Items 1 and 3 on behalf of beneficial owners who have not provided voting instructions to the nominee (a “broker non-vote”), making it especially important that, if you hold your shares in “street name,” you send your broker your voting instructions.

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PROPOSAL 1 ELECTION OF DIRECTORS

— GENERAL

We have a professionally diverse and independent Board. The Board currently has eight members, consisting of our Chief Executive Officer and seven independent directors. LP’s Bylaws provide for a classified Board consisting of three classes with each class serving three-year terms. If elected at the 2021 Annual Meeting of Stockholders, the term of our Class III directors will expire at the 2024 Annual Meeting. The term of our Class I directors will expire at the 2022 annual meeting of stockholders and the term of our Class II directors will expire at the 2023 annual meeting of stockholders.

Stockholders are being asked to vote on the election of three Class III directors, Mr. Grasberger, Mr. Horton and Mr. Southern, to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. Mr. Landgraf, who currently serves as a Class II director and the Chair of the Audit Committee, will retire from the Board immediately prior to the 2021 Annual Meeting, and therefore, the Board will consist of seven members at the 2021 Annual Meeting.

The Board has determined that each of Mr. Grasberger and Mr. Horton (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his service as a director of LP, and (ii) is independent under the listing standards adopted by the New York Stock Exchange (the “NYSE”). Mr. Southern is LP’s Chief Executive Officer.

— MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Your shares represented by a properly completed and returned proxy card will be voted “FOR” the election of the three nominees named above unless you specify otherwise (Item 1 on the proxy card). If any nominee becomes unavailable to serve, your proxy will be voted for a substitute nominee designated by the Board. Each nominee who receives the affirmative vote of a majority of the total votes cast on their election will be elected, meaning that the number of shares voted for a director’s election exceeds the number of votes cast against that director’s election. Shares not voted on the election of a nominee, whether because of an abstention, the record holder fails to return a proxy, or a broker non-vote occurs, will not count in determining the total number of votes cast on their election.

Set forth below is certain information about the background, skills and expertise of each director nominated for election relevant to their service as a director, as well as certain information about the background, skills and expertise of the other members of the Board whose terms of office will continue beyond the 2021 Annual Meeting of Stockholders. The summary of qualifications that the Governance Committee uses in its review of director qualifications is described below under “Corporate Governance – Consideration of Director Nominees” following the individual director biographical information below.

THE NOMINEES HAVE BEEN RECOMMENDED TO THE BOARD BY THE GOVERNANCE COMMITTEE OF THE BOARD. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES IDENTIFIED BELOW.

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—	NOMINEES FOR DIRECTOR

(For Three-Year Terms Expiring at the 2024 Annual Meeting)

Age 57 Director since: June 2019 INDEPENDENT DIRECTOR	F. NICHOLAS GRASBERGER III

Chairman and Chief Executive Officer of Harsco Corporation

Background: Mr. Grasberger is Chairman and Chief Executive Officer of Harsco Corporation (NYSE: HSC), a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector (“Harsco”). He joined Harsco in 2013 as Chief Financial Officer and was appointed President and Chief Executive Officer in 2014. He became Chairman in October 2018. Prior to joining Harsco, he served as Managing Director of the Precision Polymers Division of Fenner PLC, which traded on the London Stock Exchange under the ticker symbol FENR prior to its acquisition by Compagnie Générale des Établissements Michelin in 2018. Earlier, he spent four years with Armstrong World Industries, Inc. (NYSE: AWI), first as Senior Vice President and Chief Financial Officer, and later as Executive Vice President of Building Products and Asia Pacific. Mr. Grasberger also held the positions of Vice President and Chief Financial Officer for Kennametal, Inc. (NYSE: KMT), and as Corporate Treasurer and Director of Corporate Planning at H. J. Heinz Company, which has since merged into the Kraft Heinz Company (NASDAQ: KHC). He started his career with USX Corporation, since renamed United States Steel Corporation (NYSE: X). Mr. Grasberger graduated from the University of Notre Dame with a bachelor’s degree in Business Administration and Finance, and from the University of Pittsburgh’s Katz Graduate School of Business with a master’s degree in Business Administration.

Skills and Expertise: The Board selected Mr. Grasberger as a director based upon his broad financial expertise and strong leadership experience. The Board believes that Mr. Grasberger’s significant record as a successful CEO will provide strategic insight to LP and makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Governance Committee. If elected at the 2021 Annual Meeting of the Stockholders, Mr. Grasberger will serve as the Chair of the Audit Committee.

Age 70 Director since: 2016 INDEPENDENT DIRECTOR	OZEY K. HORTON, JR.

Director Emeritus of McKinsey & Company

Background: Mr. Horton has been a Director Emeritus of McKinsey & Company, a global management and consulting firm, since 2011, when he retired after nearly 30 years with the firm. At McKinsey & Company, Mr. Horton worked in various practice areas around the globe, including Pulp, Paper and Packaging, Industrial, Change Management, Global Operations in Energy and Materials, and Basic Materials. Mr. Horton is a faculty member for McKinsey & Company’s leadership development program and also serves as an independent business advisor. Mr. Horton also serves as a director of Worthington Industries, Inc. (NYSE: WOR). Mr. Horton graduated from Duke University with a bachelor of science in civil and environmental engineering and an MBA from Harvard Business School.

Skills and Expertise: The Board selected Mr. Horton to serve as a director because of his extensive experience in global operations, strategic planning, merger and acquisition integration and change management. The Board believes that Mr. Horton’s broad understanding of the operational and strategic issues facing large global companies and his experience in both change management and merger and acquisition integration make him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Governance Committee

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Age 61 Director since: 2017	W. BRADLEY SOUTHERN

Chair of the Board and Chief Executive Officer of LP

Background: Mr. Southern has been Chair of the Board since May 22, 2020 and Chief Executive Officer of LP since July 1, 2017. Mr. Southern served as Executive Vice President and Chief Operating Officer of LP from November 1, 2016 to June 30, 2017. Prior to that, Mr. Southern served as Executive Vice President and General Manager of Oriented Strand Board (“OSB”) in 2015 and Senior Vice President of Siding in 2012. Mr. Southern started with LP in 1999 and held multiple positions with increasing responsibilities before being named Vice President of Specialty Operations in 2004. Mr. Southern also serves as a director of Astec Industries, Inc. (NASDAQ: ASTE). Mr. Southern was named to the National Association of Manufacturers Board of Directors in October 2020. Mr. Southern has a B.S. and a master’s degree in Forest Resources, both from the University of Georgia.

Skills and Expertise: The Board selected Mr. Southern as a director based upon a number of considerations, including his appointment as CEO of LP, his performance as an executive at LP and his long history and deep familiarity with LP’s operational matters. The Board also considered Mr. Southern’s expansive knowledge of the Forest Products industry in North and South America, together with his knowledge and experience in strategic planning, finance, accounting, specialty products and plant management. The Board also believes Mr. Southern is an effective liaison between the Board and management.

Committees: Executive Committee (Chair)

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—	CONTINUING DIRECTORS

The current members of the Board whose terms of office will continue beyond the 2021 Annual Meeting of Stockholders are listed below. The Board has determined that each continuing director named below (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his or her service as a director of LP, and (ii) is independent under the listing standards adopted by the NYSE.

Age 47 Director since: 2016 – Current Term Expiring 2022 INDEPENDENT DIRECTOR	TRACY EMBREE

President of Cummins, Inc. Business Distribution Segment

Background: Ms. Embree has worked at Cummins Inc. (NYSE: CMI), a leader in the design, manufacture, distribution and service of diesel and alternative fuel engines and related technologies (“Cummins”), since 2000 and is currently President of Cummins’ Distribution Business Segment, and prior to leading the Distribution Business, she served as President of Cummins’ Components Group. Prior to such role, Ms. Embree was President of Cummins Turbo Technologies. Since she joined Cummins, she has served in a variety of roles with increasing responsibility and leadership, including marketing and sales and manufacturing, and she has been a corporate Vice President of Cummins since 2011. Ms. Embree graduated from Massachusetts Institute of Technology with a Bachelor of Science in Chemical Engineering and holds an MBA from Harvard Business School. She is a board member of the Cummins Foundation.

Skills and Expertise: The Board selected Ms. Embree to serve as a director based upon a number of considerations, including her experience in formulating corporate strategy, implementing new market strategies, sales, and operations for a global business. The Board believes that her leadership experience in these areas make her particularly well-suited to serve as a director of LP.

Committees: Compensation Committee, Governance Committee

Age 64 Director since: 2006 – Current Term Expiring 2022 INDEPENDENT DIRECTOR	LIZANNE C. GOTTUNG

Retired EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation

Background: Ms. Gottung retired from Kimberly-Clark Corporation (NYSE: KMB) in 2017 as EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation. Prior to that appointment, Ms. Gottung served as Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation from 2002. She has held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark Corporation over the past 25 years. Ms. Gottung graduated from State University of New York at Albany with a bachelor’s degree in Business Administration.

Skills and Expertise: The Board selected Ms. Gottung to serve as a director based upon a number of considerations, including her experience in labor relations and human resources in a large publicly held corporation. The Board believes that her extensive experience in leading, designing and implementing human capital strategies including compensation and benefits, both domestically and globally, talent management, diversity and inclusion, organizational effectiveness and corporate health services make her particularly well-suited to serve as a director of LP.

Committees: Compensation Committee, Executive Committee, Governance Committee (Chair)

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Age 60 Director since: February 2019 – Current Term Expiring 2023 INDEPENDENT DIRECTOR	STEPHEN E. MACADAM

Retired Chief Executive Officer of EnPro Industries, Inc.

Background: Mr. Macadam served as Chief Executive Officer and President of EnPro Industries, Inc. (NYSE: NPO), a manufacturing company (“Enpro”), from April 2008 to July 2019. He served as Vice Chairman of the board of directors of EnPro from 2008 until his retirement effective February 29, 2020. Prior to joining EnPro, he was Chief Executive Officer of BlueLinx Holdings Inc. (NYSE: BXC), a building products wholesaler, from October 2005 to March 2008. Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company, a plastic packaging manufacturer, from 2001 to 2005. From March 1998 until August 2001 he held executive positions with Georgia-Pacific Corporation, which traded on the NYSE under the ticker symbol GP prior to its acquisition by Koch Industries, Inc. in 2005. Mr. Macadam held positions of increasing responsibility with McKinsey & Company, Inc., a global management and consulting firm, from 1988 until 1998, culminating in the role of principal in charge of its Charlotte, NC operation. Mr. Macadam also serves on the board of directors for each of Veritiv (NYSE: VRTV) and Valvoline Inc. (NYSE: VVV), and has served in such roles since 2020 and 2016, respectively. He previously served as a director for Axiall Corporation, which traded on the NYSE under the ticker symbol AXLL prior to its acquisition by Westlake Chemical Corporation (NYSE: WLK) in 2016, from 2009 to 2014. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar.

Skills and Expertise: Mr. Macadam was selected to serve as a director because of his valuable financial expertise and his experience and knowledge in the areas of corporate governance, industrial products manufacturing, building products, product distribution, and procurement. The Board also believes that Mr. Macadam’s extensive experience leading publicly traded companies make him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Governance Committee

Age 71 Director since: 2002 – Current Term Expiring 2022 LEAD INDEPENDENT DIRECTOR	DUSTAN E. MCCOY

Retired Chairman and Chief Executive Officer of Brunswick Corporation

Background: Mr. McCoy was Chairman and Chief Executive Officer and director of Brunswick Corporation (NYSE: BC), a market leader in the marine, fitness and billiards industries, from December 2005 until his retirement on February 29, 2016. He joined Brunswick Corporation in September 1999 and in addition to the roles above, also served as Vice President, General Counsel and Corporate Secretary until October 2000, and served as President of the Brunswick Boat Group from October 2000 to December 2005. In 1999, he served as Executive Vice President of Witco Corporation, which traded on the NYSE under the ticker symbol WIT prior to its merger with Crompton & Knowles in 1999, and prior to that served as Witco’s Senior Vice President, General Counsel and Corporate Secretary. Mr. McCoy is also the lead independent director of Freeport-McMoRan Inc. (NYSE: FCX) and a director of YETI Holdings, Inc. (NYSE: YETI). Mr. McCoy graduated from Eastern Kentucky University with a bachelor’s degree in Political Science and a J.D. from Salmon P. Chase College of Law at Northern Kentucky University.

Skills and Expertise: The Board selected Mr. McCoy to serve as a director because of his extensive experience in legal and compliance matters, and specifically his experience in corporate governance and disclosure matters for publicly traded companies. The Board believes that Mr. McCoy’s broad understanding of the operational, financial and strategic issues facing large global companies, his leadership and oversight in LP’s compliance matters, his leadership roles for companies producing both commodity and specialty products, and his valuable strategic advice to the Board and management in advancing LP’s interests make him particularly well-suited to serve as a director of LP.

Committees: Compensation Committee (Chair), Executive Committee, Governance Committee

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—	RETIRING DIRECTORS

Set forth below is information about our director who is retiring from the Board of Directors as of the 2021 Annual Meeting following sixteen years of service to our Board.

Age 74 Director since: 2005 INDEPENDENT DIRECTOR	KURT M. LANDGRAF

Retired President of Washington College

Background: Mr. Landgraf served as President of Washington College, a private, independent liberal arts college located in Chestertown, Maryland from July 1, 2017 to September 2020. Previously, he was President and Chief Executive Officer of Educational Testing Service, a non-profit organization that provides testing for education institutions, businesses and governments, from August 2000 until his retirement on December 31, 2013. Prior to Educational Testing Service, he was Executive Vice President and Chief Operating Officer of DuPont de Nemours, Inc. (NYSE: DD) (“DuPont”), where he had previously held a number of senior leadership positions, including Chief Financial Officer. Mr. Landgraf is also a director of Corning Incorporated (NYSE: GLW) and he was previously a director of IKON Office Solutions, Inc., which formerly traded on the NYSE under the ticker symbol IKN, until it merged with Ricoh Company Ltd. on October 31, 2008. He has chaired the National Pharmaceutical Council, United Way of Delaware, the Delaware Association for Rights of Citizens with Mental Retardation and the Delaware CarePlan. Mr. Landgraf graduated from Wagner College with a bachelor’s degree in economics and business administration and holds a M.A. in economics from Pennsylvania State University; a M.Ed., in educational administration from Rutgers University; and a M.S. in sociology from Western Michigan University. He is a graduate of the Harvard Business School Advanced Management Program, has received four honorary doctorates, and has taught college-level economics, sociology, and labor relations at a range of institutions.

Skills and Expertise: Mr. Landgraf was selected to serve as a director because he possesses valuable financial expertise and operations skills and experience, represented by his positions as the Chief Financial Officer and Chief Operating Officer of DuPont. His knowledge and skills also bring LP significant experience with capital markets transactions and investment in both public and private companies. The Board also considered Mr. Landgraf’s prior experience with global industrial and technology-dependent businesses, which provides LP with informed judgment and a unique history for risk assessment that makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee (Chair), Compensation Committee, Executive Committee

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CORPORATE GOVERNANCE

—	CURRENT BOARD COMPOSITION

The following matrix provides information regarding the members of our Board, including demographic information for, and certain qualifications and experience possessed by, the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

Qualifications and Experience	Embree	Gottung	Grasberger	Horton	Landgraf	Macadam	McCoy	Southern
Public Company Board Experience
C-Suite Leadership
Financial Literacy / Accounting
Manufacturing and Distribution / Sourcing / Logistics
Global Operations Experience
HR / Labor Relations
Sales / Marketing
Risk Management
Strategic Planning
Corporate Governance / Ethics / Legal
Environmental / Sustainability / Corporate Responsibility
Demographics
Diversity (gender, race)
Board Tenure
Years of Service	5	15	2	5	16	2	19	4

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—	PRINCIPLES OF CORPORATE GOVERNANCE

Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP’s Board and management. The key tenets of LP’s Corporate Governance Guidelines include the following:

•	The Board elects the director who serves as Chair of the Board, who may be the CEO or any other director. Currently, the CEO serves as Chair of the Board. Pursuant to LP’s Corporate Governance Guidelines, when the positions of Chair of the Board and CEO are held by the same person, the Board adopts a counterbalancing governance strategy, pursuant to which a Lead Independent Director is elected annually by the independent directors to preside over executive sessions of the independent directors, facilitate information flow and communications between the directors and the Chair of the Board, coordinate the activities of the other independent directors and perform such other duties as specified by the Board and outlined in the Lead Independent Director Profile contained in LP’s Corporate Governance Guidelines. Currently, Dustan E. McCoy serves as Lead Independent Director.

•	A majority of the members of the Board and all members of the Audit, Compensation, and Governance Committees must be independent. To be considered independent under LP’s Corporate Governance Guidelines, a director must:

–	meet the applicable standards imposed by the SEC and the NYSE and any federal laws as may from time to time be made applicable to the Board;

–	be independent of management and LP and free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence;

–	have not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past three years and in order to qualify for service on the Compensation Committee, have not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years; and

–	have no material relationship with LP or any of its affiliates or any executive officer of LP or any of its affiliates (either directly or as a partner, shareholder or officer of an organization) as affirmatively determined by action of the Board.

•	The Board has determined that each current director other than Mr. Southern is independent under the standards listed above. LP’s independence standards are available on its website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance,” together with the rest of LP’s Corporate Governance Guidelines, as summarized in this section.

•	The independent directors meet in executive session without management present in connection with each quarterly Board meeting.

•	Following any material change in his or her principal occupation or business association, including retirement from any such other occupation or association, that director must immediately tender his or her resignation for consideration by the Board, which may choose not to accept it.

•	Directors must retire as of the date of the next annual meeting of stockholders after attaining age 75.

•	Directors are provided with orientation and continuing education opportunities on an ongoing basis relating to performance of their duties as directors and Board committee members.

•	The composition, structure, purpose, responsibilities and duties of each of the standing Board committees are set forth in written charters approved from time to time by the Board.

•	The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.

•	The Governance Committee oversees annual evaluations of the operations and effectiveness of the Board and the Governance Committee in governing LP, with feedback from the Lead Independent Director, and communicates the results of these evaluations to the full Board.

•	Each director must receive a majority of the stockholder votes cast in uncontested elections of directors.

•	LP has adopted both a Code of Business Conduct and Ethics and a Code of Ethics for Senior Financial Officers.

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–	The Code of Business Conduct and Ethics is applicable to all directors, officers, and employees and addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior.

–	The Code of Ethics for Senior Financial Officers, including the CEO, relates to conflicts of interest and full, fair and accurate financial reporting.

–	Directors and executive officers may be granted waivers of either Code only by a decision of the Board (or a Board committee to which this responsibility is delegated), which will be promptly disclosed to LP’s stockholders by posting on LP’s website at www.lpcorp.com. In 2020, there were no waiver requests.

•	LP’s CEO is responsible for maintaining a succession-planning process with respect to top management positions and must report to the Board at least annually regarding specific assessments and recommendations.

•	The Board has adopted stock ownership guidelines for both directors and executive officers. The guidelines specify target amounts of share ownership. Each outside director is expected to acquire and hold a number of shares equal in value to five times the regular annual cash retainer for outside directors within five years of joining the Board. For 2020, all of the directors met the guidelines. The guidelines for executive officers are discussed under the heading “Additional Policies and Guidelines Affecting Executive Compensation.”

Current copies of LP’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP’s website at www.lpcorp. com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance.” Any amendments to either code will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

—	THE BOARD LEADERSHIP STRUCTURE

The members of the Board have a diverse set of skills and experiences and all of the members, except our CEO, are independent. As discussed above, the CEO of LP currently serves as the Chair of the Board and the Board has elected Mr. McCoy to serve as our Lead Independent Director. We believe that our leadership structure is in the best interests of LP and its stockholders and that it fosters innovative, responsive and strong leadership for LP as a whole. Our Board has determined that the election of an executive Chair must be accompanied by the election of a Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. In May 2020, the Board determined that appointing Mr. Southern as Chair of the Board and Mr. McCoy as Lead Independent Director would result in the governance structure best suited to enable our Board and management to carry out their responsibilities to our stockholders and promote the growth of LP. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.

The Chair’s current Board duties include: calling meetings of the Board; taking primary responsibility for preparing agendas for Board meetings in consultation with the Lead Independent Director and other directors and management; chairing meetings of the Board and the Annual Meeting of Stockholders, receiving feedback from executive sessions of the independent directors; chairing meetings of the Executive Committee; communicating with directors on key issues and concerns outside of Board meetings; and representing LP to, and interacting with, external stakeholders and LP employees.

The Lead Independent Director’s current duties include: participating in Board meetings; acting as an intermediary in the event the Chair refers to the Lead Independent Director for guidance or to have something taken up at executive session of the independent directors; suggesting calling Board meetings to the Chair when appropriate; calling meetings of the independent directors and setting the agenda for, and leading, executive sessions of the independent directors; briefing the Chair on issues arising in the executive sessions; collaborating with the Chair to set the Board agenda and providing the Board with information; facilitating discussion among the independent directors on key issues and concerns outside of Board meetings; serving as the exclusive conduit to the Chair of views, concerns and issues of the independent directors; retaining advisors and consultants at the request of independent directors; serving on the Executive Committee of the Board; and coordinating with the Compensation Committee in the performance and evaluation of the CEO.

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—	OVERSIGHT OF RISK

The directors are elected representatives of the stockholders and act as fiduciaries on their behalf. In performing its general oversight function, the Board reviews and assesses LP’s strategic and business planning as well as management’s approach to addressing significant risks. All committees report directly to the Board regularly, and all committee minutes are distributed for review by the entire Board. Additionally, the Board and committees are authorized to retain independent advisers, including attorneys or other consultants, to assist in their oversight activities.

As set out in LP’s Corporate Governance Guidelines, it is the responsibility of the CEO, and of executive management under the CEO’s direction, to:

•	operate and manage the business of LP on a day-to-day basis in a competent and ethical manner to produce value for the stockholders;

•	regularly inform the Board of the status of LP’s business operations;

•	engage in strategic planning;

•	prepare annual operating plans and budgets; and

•	oversee risk management and financial reporting.

The Board fulfills its oversight responsibilities as set out in the Corporate Governance Guidelines on behalf of the stockholders and in furtherance of LP’s long-term health. The Board’s role does not involve managing the daily complexities of business transactions. The current leadership structure provides directors with significant information related to risks faced by LP, as well as an opportunity to synthesize, discuss and consider these risks independent of management and to provide guidance to management.

As part of its oversight responsibilities, the Board and its committees are involved in the oversight of risk management of LP. It does so in part through its review of findings and recommendations by LP’s Risk Management Council, the participants of which are executives and/or functional department leaders in the areas of risk management, finance, internal audit, legal and compliance, information technology (including cyber-security), environmental, and product quality, all of whom supervise day-to-day risk management throughout LP. The purpose of the Risk Management Council is to help the CEO assess the effectiveness of LP’s identification and handling of risks. The Board and its committees have direct access to financial and compliance leaders on a quarterly basis or more frequently if requested. Further, the Board is provided a comprehensive report as to the Risk Management Council’s risk mapping efforts, as well as management’s efforts to mitigate and transfer risk.

The Board committees consider risks within their areas of responsibilities under each of their charters. The Audit Committee is responsible for the following risk oversight functions:

•	overseeing LP’s enterprise risk management program, which includes consideration of operational risks, cyber-security risks, and financial risk related to accounting matters, financial reporting and legal and regulatory compliance;

•	reviewing various guidelines for cash, credit and liquidity measures;

•	reviewing risks related to financial disclosures and reporting; and

•	reviewing the audit risk assessment identifying internal controls and risks that affect the audit plan for the coming year.

The Governance Committee is responsible for oversight of risk related to various regulatory changes and trends related to corporate governance, including Board member selection and maintaining appropriate corporate governance principles and guidelines, as well as overseeing annual evaluations to assess Board and committee effectiveness. During May 2020, we restructured our Board committees such that the Governance Committee is now also responsible for the duties and responsibilities of our previous Environmental, Quality and Compliance Committee (“EQC Committee”), as reflected in the change in the committee’s name from the “Nominating and Corporate Governance Committee” to the “Governance and Corporate Responsibility Committee” (collectively, the “Committee Restructuring”). Accordingly, the Governance Committee is responsible for the responsibilities previously delegated to the EQC Committee, including oversight of risk related to LP’s sustainability strategy, safety, environmental and product quality policies and practices, programs for ethics and business conduct, including various matters raised through LP’s anonymous hotline reporting service, legal compliance, political activities and advocacy and human resource practices.

The Compensation Committee is responsible for oversight of risk relating to employment policies and LP’s compensation and benefits systems and annually reviewing these policies and practices to determine whether they are reasonably likely to have a material adverse effect on LP.

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—	SUSTAINABILITY

As a good corporate citizen, LP believes in “Doing the Right Thing Always.” This deeply rooted cultural norm drives the decisions we make and the actions we take every day. With strongly shared values and ethics, we strive to maintain the highest standards in how we treat each other, run our operations, work with our customers, and contribute to our communities. This commitment is reflected in our ongoing initiatives to sustainably source our key raw material (wood), to create high-quality, sustainable products, to safeguard the health and well-being of our employees, and to support our communities. These initiatives reflect our purpose of Building a Better World™. LP has been doing these things for a long time. We believe it is important to ensure that our actions are aligned with the diverse perspectives of our stakeholders and to be visible and transparent about our actions and how they fit into our corporate strategy.

Board Governance and Oversight

The Governance Committee is responsible for overseeing our (i) sustainability programs and practices, including human resources practices; (ii) safety, environmental, and product quality policies and practices; and (iii) ethics and business conduct.

Corporate Leadership and Management

In 2020, we created a Corporate Responsibility Executive Steering Committee—comprised of our chief financial officer, senior vice president, chief human resources officer, senior vice president of manufacturing services and senior vice president, general counsel—to oversee our Environmental, Social and Governance (ESG) Task Force. The ESG Task Force, which includes a cross-functional group of LP employees, is designed to lead the program and further develop sustainability objectives and action plans toward specific, measurable goals.

Sustainability Framework

LP’s sustainability framework comprises five key areas: governance; our people; our products; our communities; and the environment. We are evaluating risks and opportunities in each of these areas carefully. In 2021, we will complete a materiality risk assessment to understand key risks to our business and set goals that help drive our corporate responsibility model and address the perspectives of our key stakeholders.

Our Governance

We have a diverse, independent Board that helps the company manage risk, as well as Board Committees that oversee auditing, corporate responsibility, and executive compensation.

Our Code of Business Conduct & Ethics, Code of Ethics for Senior Financial Officers and Supplier Code of Conduct guide our actions every day.

Our People

We are focused broadly on our employees’ safety and well-being, as well as on promoting and maintaining a diverse, talented, and growing workforce.

SAFETY

Safety is a core LP value, and we have developed and implemented comprehensive health and safety programs that strive to maintain appropriate executive oversight, regular training, targets that promote continuous improvement, regular first- and second-party audits, and protocols for remedial action, which are governed by our LP Environmental, Health, and Safety Protocol Standard. LP has won the Engineered Wood Association’s (APA) Safest Company Award nine times in the past 10 years. LP has one of the lowest Total Incident Rates in the industry, and we have also begun a journey to focus on serious incident and fatality prevention to identify potential risks to our employees before accidents happen.

In response to the COVID-19 pandemic, we have taken actions to navigate this economic and public health crisis safely and effectively for the benefit of all our stakeholders. We have utilized our best commercial efforts to conduct operations within the Centers for Disease Control and Prevention guidelines and strived to maintain a safe working environment for employees and business partners.

DIVERSITY AND INCLUSION

To accelerate the Company’s focus on diversity, equity, and inclusion, LP created a Diversity Council that will set measurable goals for the company to help ensure that our employees reflect the diversity of our communities, that opportunities for advancement are recognized, and an environment for inclusion is fostered.

Our Products

LP is committed to producing products using engineered wood technology that helps reduce construction costs, minimizes waste, provides protection from fire and moisture intrusion, and increases energy efficiency in homes. We continue to invest in solutions that meet customer demand for building products that align with their sustainability goals. During 2021, we will complete a lifecycle assessment for our key siding product, LP® SmartSide® Trim & Siding. This assessment will give us greater insight and ability to more effectively determine SmartSide’s environmental footprint.

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The Environment

LP is committed to managing its environmental footprint and conserving natural resources through sustainable sourcing processes and other initiatives set forth in LP’s Policy on Environmental Stewardship.

SUSTAINABLE SOURCING

We believe that one of the greatest environmental opportunities we have at LP is to ensure that the forest resources we rely on are managed sustainably to meet the needs of future generations. Our fiber sourcing and forest management processes are certified to the Sustainable Forestry Initiative (SFI) and Programme for the Endorsement of Forest Certification (PEFC) standards. All the wood used in our products is sourced in compliance with our Commitment to Sustainable Forestry and our SFI–PEFC Forest Certification. This gives LP and our customers the assurance needed that these forestlands are being managed responsibly and are achieving the environmental standards we demand.

MANUFACTURING EFFICIENCY

LP strives to be efficient in all our operations, including how we use energy and how little waste is generated in our processes. Ninety-five percent of all materials that enter our facilities are used or recycled and a significant percentage of the thermal energy we consume is generated using biomass. When capital projects are developed, we incorporate the best available technologies for our power-consuming equipment. Additionally, we are currently evaluating our carbon footprint to better quantify the impact of our operations on the climate.

Our Communities

LP seeks to make a positive impact on our communities in many ways, including through corporate philanthropy via the LP Foundation (our 501(c)3 nonprofit), mill community grants, disaster relief, and volunteerism. At LP, we are Building a Better World™ by supporting the communities where we live and work. We created the LP Foundation, which, along with LP, contributes cash and products to deserving 501(c)(3) nonprofits, registered Canadian charities, and public schools that fall within our giving areas, including shelter programs, K–12 education, environmental programs, and community needs in areas near LP mills and offices. The LP Foundation has awarded $7.2 million in community grants since 2004.

More Information

More information about our corporate and social responsibility programs is available in the “Environmental Responsibility” and “Social Responsibility” sections of our website at www.lpcorp.com under the “About LP” heading.

—	PROHIBITION ON HEDGING

LP’s Insider Trading Policy prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions involving LP Common Stock. LP maintains this policy because such transactions, which might be considered short-term bets on the movements of LP Common Stock, could create the appearance that the person is trading on insider information. In addition, hedging transactions may permit a director, executive officer, or manager of LP to continue to own securities of LP obtained through employee benefit plans or otherwise but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as LP’s other shareholders.

Under LP’s Insider Trading Policy, the following hedging and monetization transactions with respect to LP securities are prohibited:

•	buying and selling options (“put” or “call”);

•	entering into forward sale contracts;

•	prepaid variable forwards;

•	equity swaps;

•	collars; and

•	exchange funds.

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—	BOARD AND COMMITTEE MEETINGS

During 2020, each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served during his or her tenure on the Board or such committees. The Board held four meetings in 2020. While LP does not have a policy regarding attendance by directors at LP’s annual meetings of stockholders, all directors serving on the Board at that time attended the 2020 Annual Meeting of Stockholders.

The Board’s committees and membership on each committee as of March 13, 2021 are set forth in the table below. Each committee shown below has a written charter delineating its membership, duties and functions. Copies of the current committee charters are available on LP’s website, www.lpcorp.com, by clicking on “About LP,” then “Investor Relations,” and then “Corporate Governance” and may also be obtained by writing to the address listed above.

Name of Director	Audit	Compensation	Governance	Executive
Tracy A. Embree
Lizanne C. Gottung
F. Nicholas Grasberger III
Ozey K. Horton, Jr.
Kurt M. Landgraf
Stephen E. Macadam
Dustan E. McCoy
W. Bradley Southern
2020 Meetings	7	4	4	0

= Committee member; = Chairman

Finance and Audit Committee

The Audit Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of LP (including LP’s financial statements);

•	LP’s compliance with legal and regulatory reporting requirements;

•	oversight of LP’s enterprise risk management program and certain other risks, as described under the heading “Oversight of Risk” above;

•	receiving and reviewing regular reports regarding issues such as:

–	the status and findings of internal audits and audits being conducted by LP’s independent registered public accounting firm,

–	the status of material litigation,

–	significant accounting events,

–	accounting changes that could affect LP’s financial statements, and

–	proposed audit adjustments;

•	because of the importance of the integrity of our information technology systems to financial reporting, reviewing LP’s information technology platform and processes, as well as strategies, to prevent, detect and mitigate any cybersecurity threat; and

•	such other duties as directed by the Board.

Additionally, the Audit Committee has sole authority for the appointment, compensation and oversight of LP’s independent registered public accounting firm, including the approval of any significant non-audit relationship. To satisfy its various oversight responsibilities, the Audit Committee meets regularly with LP’s CFO, Director of Internal Audit, LP’s independent registered public accounting firm and other members of management, as needed.

The Audit Committee charter requires that each member of the Audit Committee must meet the qualification and independence requirements of the listing standards adopted by the NYSE and independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that each member of the Audit Committee has met such independence requirements.

We also have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Grasberger, Mr. Landgraf and Mr. Macadam are audit committee financial experts (as such term is defined under applicable rules of the SEC).

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Compensation Committee

The Compensation Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight relating to the compensation of the executive officers of LP;

•	reviewing and approving the strategy and design of LP’s compensation and benefits systems;

•	making recommendations to the Board for incentive compensation and equity-based compensation plans, including specifically reviewing and making recommendations regarding the compensation of LP’s CEO and reviewing and approving salaries and incentive compensation of other executive officers;

•	administering LP’s equity and cash incentive compensation plans;

•	selecting and regularly reviewing the peer group used for benchmarking compensation for executive officers; and

•	oversight of certain risks related to LP’s employment practices and compensation as described under the heading “Oversight of Risk” above.

To assist it in satisfying these oversight responsibilities, the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. The Compensation Committee chair also regularly meets between formal Compensation Committee meetings with management and the Compensation Committee’s consultant.

The Compensation Committee charter requires that each member of the Compensation Committee must qualify as an “independent director” under the listing standards adopted by the NYSE. The Board has determined that each member of the Compensation Committee has met such independence requirements.

Governance and Corporate Responsibility Committee

The Governance Committee is responsible for, among other things:

•	making recommendations to the Board as to the candidates to be elected as Chair of the Board and Lead Independent Director

•	determining criteria for selecting and evaluating potential nominees for director, including skills and diversity that would be advantageous to add to the Board, and identifying persons qualified to become directors and recommending candidates for membership on the Board;

•	retaining a search firm to identify potential candidates for the Board and approving such firm’s fees and other retention terms;

•	considering and making recommendations to the Board regarding the composition of the Board and Board committees, the nomination of directors, and all elements of compensation of directors;

•	developing, and recommending for consideration by the Board, a set of corporate governance guidelines applicable to LP and reviewing charters of all committees of the Board;

•	managing the process of the evaluation of the Board, with feedback from the Lead Independent Director, and assessing the effectiveness of the Governance Committee, including the adequacy of its charter, at least annually;

•	managing the process the Board uses in its selection and evaluation of the CEO and reviewing management succession processes;

•	providing oversight and policy direction on LP’s (i) sustainability strategy and (ii) safety, environmental and product quality policies and practices;

•	reviewing the implementation of LP’s safety products and trends and the environmental performance of LP as it effects employees, communities, vendors and customers; reviewing and implementing LP product quality policies and standards, including claims and quality incident reports;

•	oversight of LP’s (i) programs for ethics and business conduct, including reviewing matters raised through LP’s confidential hotline reporting service, and (ii) political activities and advocacy, including political fundraising and contributions;

•	reviewing, at least annually, LP’s ethics and business conduct practices, trends and issues and reporting to the Board on findings related thereto;

•	referring to and working with LP’s compliance with federal and state laws, regulations and rules;

•	providing oversight and policy direction on diversity and employee satisfaction; and

•	oversight of certain risks related to corporate governance as described under the heading “Oversight of Risk” above.

The Governance Committee charter requires that each member of the Governance Committee must be an independent director. The Board has determined that each member of the Governance Committee has met such independence requirements.

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—	CONSIDERATION OF DIRECTOR NOMINEES

The Board believes that all directors must possess a considerable amount of education and business management experience. The Board also believes that it is necessary for each of LP’s directors to possess certain general qualities, while there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

General qualities for all directors:	Specific experiences, qualifications and backgrounds to be represented on the Board as a whole:
• Extensive executive leadership experience	• Financial and/or accounting expertise
• Excellent business judgment	• Knowledge of international markets
• High level of integrity and ethics	• Chief executive officer/chief operating officer/chief financial officer experience
• Original thinking	• Extensive board experience
• Strong commitment to LP’s goal of maximizing stockholder value	• Diversity of skill, background and viewpoint

Under the Governance Committee charter, the Governance Committee is responsible for determining the criteria for membership on the Board. The Governance Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. The following are criteria for membership on the Board:

•	directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board;

•	one or more directors should have significant experience in the type of industry and business in which LP operates;

•	experience in some capacity with publicly traded companies is a desirable attribute;

•	although the Board has not adopted a specific policy with regard to considering diversity in identifying director nominees, expertise, gender, race, cultural and geographical diversity should be reflected on the Board; and

•	directors must be able to commit the requisite time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except when there are unavoidable business or personal conflicts.

Additionally, the Governance Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the listing standards adopted by the NYSE and applicable SEC rules. The Corporate Governance Guidelines recognize that LP’s CEO will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances, as long as a majority of directors are independent as determined by the Board in accordance with the listing standards adopted by the NYSE.

As part of its annual self-assessment process, the Board and its committees determine the specific skill sets and necessary characteristics for an effective committee and the Board as a whole. If the Board, generally or through the Governance Committee, determines that a necessary skill set or perspective is absent, the Board will authorize an increase in the number of Board members.

In the event of a vacancy on the Board, the Governance Committee determines which skills should be sought in filling the vacancy and then each current director is asked to suggest names of potential director candidates based on the applicable criteria. The Governance Committee is also authorized by its charter to retain a third-party search firm to assist in identifying director candidates. As part of its search process for potential candidates for director, the Governance Committee considers a potential candidate’s ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. After potential candidates are identified, the Governance Committee designates one or more directors to screen each potential candidate. Following that screening process, the Governance Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration, and based on the results of those interviews, the Governance Committee recommends a candidate to the full Board for election, as well as alternative candidates whom the Board may wish to consider.

The Governance Committee will consider stockholders’ recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chairman of the Governance Committee. Stockholder-recommended candidates will be evaluated using the same qualities and criteria described above.

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—	STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

LP’s Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder’s intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Secretary of LP, and generally must include the following:

•	The name and address of such stockholder and each proposed nominee;

•	The class, series and number of shares of LP beneficially owned or owned of record by such stockholder;

•	A representation (i) that the stockholder is a record holder of Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (ii) as to whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of LP entitled to vote and required to approve the nomination and, if so, identifying such stockholder;

•	A description of any (1) option, warrant, convertible security, stock appreciation right or other right or interest with an exercise or conversion privilege or a settlement payment or mechanism at a price related to securities of LP or with a value derived in whole or in part from the value of securities of LP, directly or indirectly held of record or owned beneficially by such stockholder and (2) each other direct or indirect right or interest that may enable such stockholder to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of LP’s securities (any such right or interest referred to in this paragraph, being a “Derivative Interest”);

•	Any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of LP or which has the effect of increasing or decreasing the voting power of such stockholder;

•	Any rights directly or indirectly held of record or beneficially by such stockholder to dividends on the shares of LP that are separated or separable from the underlying shares of LP;

•	Any performance-related fees (other than an asset-based fee) to which such stockholder may be entitled as a result of any increase or decrease in the value of shares of LP or Derivative Interests;

•	Any other information relating to such stockholder or a proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such stockholder in support of the nomination proposed to be brought before the meeting;

•	A description of any arrangements or understandings pursuant to which the nominations are to be made;

•	A completed written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

•	A written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of LP, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to LP or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of LP, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than LP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein or subsequently disclosed to LP and (3) if elected as a director of LP, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of LP; and

•	All other information regarding each nominee as would be required to be included in LP’s proxy statement if the person had been nominated by the Board (including such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected).

The notice must be delivered at least 45, and no more than 75, calendar days prior to the first anniversary of the initial mailing date of LP’s proxy materials for the preceding year’s annual meeting of stockholders. For the 2022 Annual Meeting of Stockholders, this notice must be received by LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, no later than January 29, 2022.

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—	COMMUNICATIONS BETWEEN THE BOARD AND STOCKHOLDERS, EMPLOYEES OR OTHER INTERESTED PARTIES

LP will promptly forward to the Chair of the Governance Committee and the Lead Independent Director any letter or other written communication sent to the Board or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP’s Corporate Secretary at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, and contains the name and address of the sender. If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter. The Chair of the Governance Committee and the Lead Independent Director, in their sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the independent directors only, a Board committee, or an individual director.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as LP’s independent registered public accounting firm to, among other services, audit its consolidated financial statements for 2021. Although LP is not required to seek stockholder approval of this appointment, the Board considers the appointment of LP’s independent registered public accounting firm to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and consider the results of its investigation in connection with the appointment of LP’s independent registered public accounting firm for 2022.

Representatives of Deloitte & Touche LLP are expected to attend the 2021 Annual Meeting of Stockholders where they will be available to respond to questions and, if they desire, may make a statement.

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on this proposal. Abstentions will have no effect on the results of this vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S OUTSIDE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021 (ITEM 2 ON THE PROXY CARD).

—	PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has pre-approved all audit services provided by LP’s independent registered public accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2020 and 2019. The Audit Committee also pre-approved all audit-related and permissible non-audit services provided by Deloitte & Touche LLP during 2020 and 2019 and concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm must provide a statement that such service is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chairman of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

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The aggregate fees, including expenses, billed to LP for the years ended December 31, 2020 and 2019, by LP’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu LLC, and their respective affiliates, were as follows:

	2020	2019
Audit Fees(1)	$2,551,443	$2,638,257
Audit-Related Fees(2)	354,265	33,463
Total Audit and Audit-Related Fees	2,905,708	2,671,720
Tax Fees(3)	0	89,548
All Other Fees(4)	2,000	2,000
TOTAL FEES	$2,907,708	$2,763,268
(1)	Audit Fees. Includes fees for audit services involving the audit of LP’s consolidated financial statements, review of interim quarterly statements, the audit of LP’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP’s independent registered public accounting firm in order to render its opinion on LP’s consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP’s subsidiaries.

(2)	Audit-Related Fees. Includes any fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, due diligence procedures related to debt or equity offerings, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2020 and 2019 primarily included fees for audits of employee benefit plans in Canada and services related to environmental agreed upon procedures.

(3)	Tax Fees. Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2019 primarily include fees for consultation on value added tax and other tax returns in various non-US tax jurisdiction.

(4)	All Other Fees. Amounts represent fees for a license to use a financial accounting technical research database.

As described above, under “Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm”, all audit and permissible non-audit services provided by Deloitte & Touche LLP to LP during 2020 and 2019 were pre-approved by the Audit Committee.

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PROPOSAL 3 APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Board recognizes the interest of stockholders in executive compensation matters. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, LP provides our stockholders an opportunity to cast an advisory vote to approve, on a non-binding, advisory basis, the compensation of LP’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say on pay” vote. In LP’s advisory say-on-pay vote at the 2020 Annual Meeting of Stockholders, approximately 98% of the votes cast were “FOR” approval of the executive compensation as disclosed in our 2020 Proxy Statement for the 2020 Annual Meeting of Stockholders. LP values continued and constructive feedback from our stockholders on compensation and other important matters.

As described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, we believe that our compensation packages provide competitive compensation that enables us to attract, retain and motivate a high-performance executive management team, link executive performance to corporate financial performance, and align the interests of management and stockholders by promoting ownership of LP Common Stock. For more details on our compensation philosophy, please read the CD&A which discusses our executive compensation programs, including specific information about the compensation of our named executive officers for 2020.

On behalf of the stockholders, the Compensation Committee continually reviews current market practices and data, and our compensation programs and ancillary policies, in addition to actual executive compensation. The Compensation Committee seeks to achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests. As a result of the Compensation Committee’s review in 2020, the Compensation Committee took several important actions and maintained existing compensation practices, including the following:

•	Maintained compensation packages, with the assistance from an independent compensation consultant, so that each executive is within a competitive range of total compensation for executives in comparable positions
•	Continued to place a strong emphasis on variable compensation through our Annual Cash Incentive Award and performance share plans which are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics
•	Maintained objective financial goals, adjusted EBITDA and economic profit, for annual cash incentive award metrics based upon business unit and corporate performance
•	Aligned annual incentive compensation plans between our executives and other employees to encourage a unified effort in achieving our goals and objectives
•	Maintained performance metric for the Performance Stock Unit (“PSU”) awards to Cumulative Company Cash Flow (as defined herein) while keeping the Total Shareholder Return (“TSR”) modifier to align with public reporting

The above-referenced disclosures appear under the heading “Compensation of Executive Officers” in this proxy statement.

We believe that proper administration of our executive compensation programs will result in attracting and retaining a management team that is motivated to lead our Company to improved fundamental financial performance furthering the long-term interests of LP and its stockholders.

THE LP BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AND APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE NAMED EXECUTIVE OFFICER COMPENSATION.

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“Resolved, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis section, the 2020 Summary Compensation Table, the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on this Proposal 3 at the 2021 Annual Meeting of Stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board will, however, take the outcome of the vote into account in making future executive compensation decisions, as they have done in prior years. At LP’s 2017 Annual Meeting of Stockholders, a majority of the votes cast on an advisory basis as to the frequency with which LP should conduct an advisory stockholder vote on the compensation of LP’s executive officers (a “say-on-pay” vote) were cast in favor of conducting a say-on-pay vote annually. Accordingly, LP presently intends to conduct a say-on-pay vote annually until the next required advisory vote on the frequency of say-on-pay votes.

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OTHER BUSINESS

At the time this proxy statement was printed, management knew of no matters to be presented at the 2021 Annual Meeting of Stockholders other than the items of business listed in the Notice of Internet Availability of Proxy Materials. If any matters other than the listed items properly come before the meeting, the proxy named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with his judgment.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees LP’s financial reporting process on behalf of LP’s management and is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. LP’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board an audit of LP’s annual consolidated financial statements and a review of LP’s quarterly consolidated financial statements and expressing opinions on LP’s financial statements and internal control over financial reporting based on the integrated audits.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding LP’s accounting functions and the audit process, as well as the fair and complete presentation of LP’s results and the assessment of LP’s internal control over financial reporting. The Audit Committee has also reviewed and discussed LP’s audited consolidated financial statements for the year ended December 31, 2020 with management and Deloitte & Touche LLP. The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Auditing Standard 1301, as amended, regarding communications with audit committees.

In addition, the Audit Committee has reviewed and discussed with Deloitte & Touche LLP the auditor’s independence from LP and its management. As part of that review, Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed Deloitte & Touche LLP’s independence from LP.

The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-audit services to LP is compatible with the auditor’s independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from LP and its management.

In reliance on the reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board, and the Board has approved, that LP’s audited consolidated financial statements for the year ended December 31, 2020, be included in LP’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted,

Kurt M. Landgraf, Chair
Ozey K. Horton, Jr.
Stephen E. Macadam F.
Nicholas Grasberger III

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

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HOLDERS OF COMMON STOCK

—	FIVE PERCENT BENEFICIAL OWNERS

The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock as of December 31, 2020.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10022	12,720,340	11.60%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd., Malvern, PA 19355	11,648,184	10.65%
Wellington Management Group LLP(3) 280 Congress Street Boston, MA 02210	6,778,120	6.20%
(1)	The information with respect to BlackRock, Inc. is based solely on its Schedule 13G/A filed with the SEC on January 27, 2021. BlackRock, Inc. possesses sole voting power of 12,554,649 shares of Common Stock and sole dispositive power over 12,720,340 shares of Common Stock.
(2)	The information with respect The Vanguard Group is based solely on its Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group possesses sole voting power of 0 shares of Common Stock, shared voting power of 255,077 shares of Common Stock, sole dispositive power of 11,303,711 shares of Common Stock and shared dispositive power of 344,473 shares of Common Stock.
(3)	The information with respect to Wellington Management Group LLP is based solely on its Schedule 13G filed with the SEC on February 4, 2021. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP possess shared voting power of 6,116,913 shares of Common Stock and shared dispositive power of 6,778,120 shares of Common Stock. Of those shares, Wellington Management Company LLP possesses shared voting power of 6,056,805 shares of Common Stock and shared dispositive power of 6,616,978 shares of Common Stock. Each of Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is directly or indirectly owned by Wellington Management Group LLP.

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—	DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership of Common Stock of (i) each of LP’s directors, nominees for director, and named executive officers (“NEOs”) and (ii) all of LP’s directors, nominees for director and all of LP’s executive officers as a group as of March 3, 2021. Unless otherwise noted, the address of each beneficial owner is c/o Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership(1)(2)		Common Stock
Tracy A. Embree	14,796	(3)	- -%
Lizanne C. Gottung(4)	28,195		- -%
F. Nicholas Grasberger III	4,744		- -%
Alan J.M. Haughie	3,288		- -%
Ozey K. Horton, Jr.	18,351		- -%
Kurt M. Landgraf	28,998		- -%
Stephen E. Macadam	21,472		- -%
Dustan E. McCoy(4)	45,471		- -%
Jason Ringblom(4)	41,921		- -%
Neil Sherman(4)	59,834		- -%
Michael J. Sims	70,304		- -%
W. Bradley Southern(4)(5)	342,507		0.3%
All directors, director nominees and NEOs as a group (12 persons)(4)	679,881		0.6%
(1)	Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.
(2)	Excluded from this table are time-vested restricted stock units (“RSUs”) issued under the 2013 Omnibus Stock Award Plan which will convert into Common Stock as of the vesting date which the following executive officers do not have the power to vote: Ms. Embree, 5,340 shares; Ms. Gottung, 5,340 shares; Mr. Grasberger, 5,340 shares; Mr. Haughie, 26,264 shares; Mr. Horton, 5,340 shares; Mr. Landgraf, 5,340 shares; Mr. Macadam, 5,340 shares; Mr. McCoy, 5,340 shares; Mr. Ringblom, 20,020 shares; Mr. Sherman, 19,699 shares; Mr. Sims, 12,842 and Mr. Southern, 118,796 shares.
(3)	The number in the table above does not include 5,877 shares of Common Stock that Ms. Embree has the right to acquire upon the termination of her service as a director, or upon a change in control of LP, pursuant to deferred stock units that have been issued to Ms. Embree pursuant to the LP Non-Employee Directors Compensation Plan and the 2013 Omnibus Stock Award Plan. Please refer to the Director Compensation section in this proxy statement for further details on the deferred stock units held by directors.
(4)	Includes shares reserved for issuance under immediately exercisable options/stock settled appreciation rights (“SSARs”) and options/SSARs which will become exercisable within 60 days after March 3, 2021, as follows: Ms. Gottung, 2,824 shares; Mr. McCoy, 2,824 shares; Mr. Sims, 12,146 shares; and Mr. Southern, 54,182 shares and all current directors and executive officers as a group, 66,328 shares. For purpose of the SSARs, exercise price is assumed to be $47.21 based upon the closing price on March 3, 2021.
(5)	Includes 76,588 shares of restricted stock granted under LP’s 2013 Omnibus Stock Award Plan (the “2013 Omnibus Stock Award Plan”) and LP’s 1997 Incentive Stock Award Plan, with respect to which Mr. Southern has the right to vote.

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EXECUTIVE OFFICERS

LP’s executive officers as of March 15, 2021 are:

W. BRADLEY SOUTHERN
Age 61
W. Bradley Southern has been Chief Executive Officer since July 2017 and Chair of the Board of Directors since May 2021, and previously was Executive Vice President, Chief Operating Officer since November 2016, Executive Vice President of OSB since March 2015, Senior Vice President of Siding since May 2012 and Vice President of Specialty Operations since 2004.

ALAN J.M. HAUGHIE
Age 57
Alan J. M. Haughie has been Executive Vice President, CFO since January 2019. From 2013 to 2017, he was Senior Vice President and Chief Financial Officer of ServiceMaster Global Holdings Inc., a Fortune 1000 public company that provides residential and commercial services. From 2010 until 2013, Mr. Haughie served as Senior Vice President and Chief Financial Officer of Federal-Mogul Corporation.

JASON P. RINGBLOM
Age 38
Jason P. Ringblom has been Executive Vice President, OSB since January 2017 and previously Vice President of OSB sales and marketing since February 2015 and held various other sales positions at LP since 2004.

NEIL SHERMAN
Age 58
Neil Sherman has been Executive Vice President, Siding since January 2017 and previously Senior Vice President, EWP since March 2015 and Vice President of Supply Management since 2006.

MICHAEL J. SIMS
Age 63
Michael J. Sims has been Senior Vice President, Corporate Marketing and Business Development since April 2015 and previously Vice President of OSB sales since January 2014 and Vice President of Specialty Sales since 2004.

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COMPENSATION OF EXECUTIVE OFFICERS

—	COMPENSATION COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Compensation Committee has oversight responsibility with respect to compensation policies designed to align compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Compensation Committee has retained an independent compensation consultant, FW Cook, to advise the Compensation Committee regarding market and general compensation trends.

The Compensation Committee has affirmed the independence of its consultant through a review of the firm’s independence policy and other relevant matters, and is not aware of any conflict of interest that would prevent the consultant from providing independent advice to the Compensation Committee regarding executive compensation matters. FW Cook is responsible solely to the Compensation Committee and undertook no work with the management of LP without approval from the Compensation Committee chair. FW Cook is not the beneficial owner of any shares of LP Common Stock, and fees payable by LP to FW Cook during 2020 were less than 1% of the firm’s gross revenues.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in LP’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted,

Dustan E. McCoy, Chairman
Tracy A. Embree
Lizanne C. Gottung
Kurt M. Landgraf

This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Compensation Committee Report by reference therein.

—	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are named in the section titled “Board and Committee Meetings” on page 19 of this proxy statement. No members of the Compensation Committee were officers or employees of LP or any of its subsidiaries during the year, were formerly LP officers, or had any relationship otherwise requiring disclosure.

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—	COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

THIS CD&A DESCRIBES LP’S EXECUTIVE COMPENSATION PROGRAM, EXPLAINS HOW THE COMPENSATION COMMITTEE OVERSEES AND IMPLEMENTS THIS PROGRAM, AND REVIEWS THE 2020 COMPENSATION DECISIONS FOR THE NAMED EXECUTIVE OFFICERS IDENTIFIED BELOW. THROUGHOUT THIS CD&A AND ELSEWHERE IN THIS PROXY STATEMENT, WE REFER TO THIS GROUP OF INDIVIDUALS AS THE “NEOS”.

THIS CD&A IS DIVIDED INTO THE FOLLOWING SECTIONS:

SECTION I: 2020 BUSINESS AND FINANCIAL HIGHLIGHTS	34
SECTION II: 2020 COMPENSATION HIGHLIGHTS	36
SECTION III: RESULTS OF THE 2020 SAY-ON-PAY VOTE	37
SECTION IV: ELEMENTS AND PHILOSOPHY OF EXECUTIVE COMPENSATION	38
SECTION V: EXECUTIVE COMPENSATION DECISIONS FOR 2021	42
SECTION VI: ADDITIONAL POLICIES AND GUIDELINES AFFECTING EXECUTIVE COMPENSATION	42

(1)	Mr. Southern was elected Chair of the Board by the Board on May 22, 2020.

Section I: 2020 Business and Financial Highlights

LP’s performance during 2020, as compared to prior year, is summarized below:

•	Net sales increased by 21% to $2.8 billion
•	Net income attributed to LP increased $504 million to $499 million
•	SmartSideTM siding sales increased 15%
•	OSB prices increased by $481 million
•	Earnings per share (“EPS”) increased from ($0.04) to $4.46 per diluted share; Adjusted Diluted EPS* increased from $0.37 to $4.31
•	Adjusted EBITDA* increased $572 million to $781 million; Adjusted Income* increased $437 million to $482 million
•	Cash provided by operating activities increased $500 million to $659 million
•	Returned $265 million of capital to shareholders in 2020 through share repurchased and quarterly cash dividends, as compared to $703 million in 2019

*	Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to LP’s Annual Report on Form 10-K for the year ended December 31, 2020 for a description and reconciliation of these non-GAAP financial measures.

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The following charts outline LP’s performance against key metrics: net sales, Adjusted EBITDA, Adjusted Diluted EPS and Operating Cash Flow. The Compensation Committee believes the compensation earned by the NEOs in 2020 reflects LP’s solid financial performance in challenging market conditions and continued execution against several metrics tied to increased shareholder value as discussed further in Section IV below.

(1)	TSR is equal to share price change plus dividends based on a 30-day average. Source: FactSet.

What We Do:	What We Don’t Do:
Benchmark compensation levels of our executive officers against target median of our compensation peer group	Grant discounted stock options
Engage an independent compensation consultant who reports directly to the Compensation Committee and does not provide any other services to the Company	Reset internal incentive targets used to determine performance-based award payouts once established at the beginning of the performance period
Maintain a high percentage of executive pay as “at risk” compensation	Provide guaranteed bonuses or long-term incentive awards
Align targets for performance-based compensation to shareholder interests	Provide excise tax reimbursement for payments made in connection with a change of control
Maintain meaningful share ownership requirements for executive officers and directors	Engage in short-term, hedging or speculative transactions involving LP Common Stock
Manage and assess risk in compensation programs annually	Buy and sell options (“put” or “call”)
Mitigate undue risk by having a Recoupment Policy with respect to all performance-based compensation	Enter into forward sales contracts, prepaid variable forwards, equity swaps, collars or exchange funds
Periodically, and at least annually, seek stockholder feedback on our executive compensation

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Section II: 2020 Compensation Highlights

LP uses its compensation program to attract, motivate and retain executive officers who lead LP. The Compensation Committee has established programs and practices designed to pay for performance and to align executive officers’ interests with those of LP’s stockholders. The Compensation Committee believes that LP’s compensation program helps drive LP’s performance by providing compensation that is commensurate with performance. The 2020 executive compensation program was guided by the following core principles:

Equity-based compensation aligns executive officers’ interests with stockholders’ interest, drives performance and facilitates retention of superior talent

LP believes that equity-based compensation aligns executive officers’ interests with those of its stockholders. Annual equity awards consist of PSUs and RSUs granted under LP’s 2013 Omnibus Stock Award Plan. PSUs are settled in shares of LP Common Stock and are only paid out if the performance goals set for a three-year cumulative performance period are met. Payout upon final achievement of performance goals is also subject to a TSR modifier relative to LP’s capital market peer group. In 2020, the performance goals were based on Cumulative Company Cash Flow for the period from January 1, 2020 to December 31, 2022. RSUs are settled in shares of LP Common Stock and RSUs granted (i) prior to 2020 vest on the third year anniversary of the date of grant and (ii) in 2020 vest in three equal annual installments beginning on the first anniversary of the grant date, assuming the NEO remains employed through the vesting date, or under certain retirement provisions.

Incentive compensation is designed to drive increasing profits and returns

The Compensation Committee strongly believes that linking compensation to certain critical performance metrics results in increased profits and stronger returns, which support improving stockholder returns. For 2020, LP’s annual cash incentive award plan (“Annual Incentive Plan”) for NEOs was based upon Adjusted EBITDA (adjusted for commodity OSB price), Economic Profit and certain operational improvements. The Compensation Committee determined, for 2020, that operating results for incentive calculation purposes should not be influenced by increases or decreases in commodity OSB pricing. The Economic Profit metric further links asset utilization and financial performance of LP. No amounts would have been payable under the Annual Incentive Plan for 2020 unless the minimum threshold for LP’s performance goal was achieved. In 2020, the minimum threshold for LP’s performance goal was met and annual cash incentives awarded pursuant to the Annual Incentive Plan were paid.

Base salary represents the smallest portion of total target compensation

The Compensation Committee continuously makes efforts to appropriately weight base salary and variable (annual cash and equity incentives) compensation for each NEO. The target compensation mix for LP’s CEO and other NEOs reflects LP’s emphasis on long-term, performance-based compensation that incentivizes LP’s NEOs to make strategic decisions that will strengthen its business and create long-term value for its stockholders. Performance-based compensation includes PSUs and the Annual Incentive Plan. In 2020, 52% of LP’s CEO’s target compensation and 45% of LP’s other executive officers’ target compensation was performance-based, as shown in the graphs below.

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The following chart summarizes annual total target compensation awarded to each NEO in 2020:

Named Executive Officer	Annual Base Salary(1) ($)	Annual Incentive Target Value ($)	Long Term Incentive Award Value(2) ($)	2020 Total Target Compensation ($)
W. Bradley Southern	1,025,000	1,230,000	3,700,000	5,955,000
Alan J.M. Haughie	578,000	443,500	800,000	1,811,500
Jason P. Ringblom	451,000	315,700	660,000	1,426,700
Neil Sherman	431,000	301,700	630,000	1,362,700
Michael J. Sims	412,000	240,000	412,000	1,071,200

(1)	The amounts listed in this column reflect the NEO’s annual base salary increases, which were effective February 23, 2020.
(2)	Includes the value of annual equity awards, expressed as the aggregate grant date value of PSUs (at target) and RSUs, determined using the grant date closing stock price of LP Common Stock.

Section III: Results of the 2020 Say-On-Pay Vote

In 2020, approximately 98% of the votes cast on LP’s say-on-pay proposal approved the compensation of LP’s NEOs as disclosed in last year’s proxy statement. Although the vote was non-binding, the Compensation Committee believes this level of approval indicates that stockholders strongly support LP’s executive compensation programs and policies. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.

Corporate governance

The Compensation Committee recognizes that the success of LP’s executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Compensation Committee regularly reviews external compensation practices and trends and incorporates best practices into LP’s executive compensation program.

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Section IV: Elements and Philosophy of Executive Compensation

Elements

For 2020, there were no new elements of compensation provided to NEOs. The following table outlines the objectives and purposes of each element of LP’s executive compensation program:

Element	Objectives	Purpose	Target Competitive Position
Base salary	Attract and retain quality talent	Provide reasonable level of fixed cash based on: • level of responsibility, performance and experience • comparison to market pay informationn	Median of competitive market
Annual cash incentive	Pay-for-performance	Motivate and reward achievement of annual performance goals through corporate financial goals and other strategic and operational performance goals	Median of competitive market Payout will vary based on actual corporate and business unit financial performance
Long-term equity incentive	Provide stockholder alignment; Focus on long-term success; Pay-for-performance; Retention; Facilitate stock ownership by employees	Provide an incentive to preserve and enhance stockholder value and to achieve LP’s long-term objectives, through awards of PSUs and RSUs	Median of competitive market Payout will vary based on actual performance relative to key corporate goals and stock returns
Retirement benefits	Attract and retain quality talent	Provide retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans consistent with market practice	Benefits comparable to those of competitive market
Post-termination compensation (severance and change of control)	Attract and retain quality talent	Facilitate attraction and retention of executive officers critical to LP’s long-term success and competitiveness consistent with market practice	Benefits aligned with market practice

Review of compensation peer group and survey data for comparison purposes

To ensure that LP’s compensation programs are reasonable and competitive in the marketplace, the Compensation Committee compares LP’s programs to those of its peers. For 2020, LP’s compensation peer group consisted of the companies identified below, as recommended by FW Cook, the Compensation Committee’s independent compensation consultant, and approved by the Compensation Committee. The companies in this compensation peer group were selected because of similarities in channels, business cycles, and manufacturing expertise, thus providing appropriate benchmark data. The compensation peer group contains the following companies:

•	Allegion Public Limited Company	•	Griffon Corporation
•	American Woodmark Corporation	•	JELD-WEN Holding, Inc.
•	A. O. Smith Corporation	•	Lennox International, Inc
•	Apogee Enterprise, Inc.	•	Masco Corporation
•	Armstrong World Industries, Inc.	•	Masonite International Corporation
•	Boise Cascade Company	•	Owens Corning
•	Builders FirstSource, Inc.	•	Simpson Manufacturing Co., Inc.
•	Cornerstone Building Brands, Inc.*	•	Trex Company, Inc.
•	Fortune Brands Home & Security, Inc.	•	Universal Forest Products, Inc.
•	Gibraltar Industries, Inc.

*	Formerly known as NCI Building Systems, Inc.

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The Compensation Committee, with assistance from FW Cook, also reviews general industry survey data to supplement the proxy peer data. Survey data is based on appropriate revenue bands and interpolated to LP’s revenue in order to benchmark LP’s executive compensation where appropriate. A similar methodology was used for LP’s business unit executive officers using size-appropriate revenue bands and LP business unit revenues.

In 2020, the Compensation Committee relied on both compensation peer group and survey data to more clearly understand the relevant market for executive talent, and to help inform its decision-making and ensure that LP’s executive compensation program supports its recruitment and retention needs. Specifically, the Compensation Committee compared each executive officer’s base salary, total cash compensation opportunities (salary and target cash incentive award), and total direct compensation opportunities (salary, target cash incentive award, and annualized grant-date present value of equity-based awards) for 2020 against comparable information from the compensation peer group and general industry survey data. The Compensation Committee believes using several benchmark data sources improves the quality of comparison because it may be difficult to identify an appropriate match for some executive officer positions within the compensation peer group alone. In addition, the general industry survey data reflects the broader industries with which LP competes for management talent.

Base salaries

In setting 2020 salary levels, the Compensation Committee (together with Mr. Southern for the NEOs other than himself) considered market data, individual performance and competitiveness of total direct compensation of each NEO. In February of 2020, each NEO received an annual base salary increase as indicated below.

	2020	2019
Named Executive Officer	($)	($)	% Increase
W. Bradley Southern	1,025,000	975,000	5.13%
Alan J.M. Haughie	578,000	550,000	5.09%
Jason P. Ringblom	451,000	410,000	10.00%
Neil Sherman	431,000	410,000	5.12%
Michael J. Sims	412,000	400,000	3.00%

Achievement of performance goals for 2020

In 2020, LP’s Annual Incentive Plan metrics included corporate financial goals and business unit financial performance goals, as further described below.

CORPORATE FINANCIAL GOALS

The 2020 Annual Incentive Plan performance metrics included an Adjusted EBITDA goal and an Economic Profit goal. The Adjusted EBITDA goal threshold was $310 million with a target of $388 million and a maximum payment achieved at $446 million. No amounts would have been payable under the Annual Incentive Plan unless the threshold goal was achieved. The targets were adjusted to neutralize commodity OSB pricing to focus on core performance. LP’s reported 2020 Adjusted EBITDA of $781 million, adjusted for commodity OSB pricing and downtime of $316 million, exceeded the threshold goal level under the Annual Incentive Plan. LP’s Economic Profit goal (adjusted to neutralize commodity OSB pricing) had a threshold of $28 million, a target of $67 million and a maximum payment achieved at $96 million. LP’s 2020 Economic Profit of $134 million reached the maximum payment goal level under the Annual Incentive Plan.

BUSINESS UNIT FINANCIAL PERFORMANCE GOALS

The Compensation Committee established specific business unit financial performance goals to be included in the 2020 Annual Incentive Plan. Following the end of the year, performance is assessed against those goals to determine the CEO’s and each other NEO’s level of achievement. Each goal is assigned a value based on a variety of factors which can result in the performance component ranging from 0–200% based on the level of attainment.

The Compensation Committee has the authority, in its sole discretion, to reduce or eliminate the payout of annual cash incentives under the Annual Incentive Plan, despite its determination that performance was at or above the threshold level, if it finds that paying the awards is not in the best interest of LP.

The Compensation Committee established weightings for LP’s CEO, CFO and Senior Vice President, Corporate Marketing and Business Development for 2020 as follows:

Corporate Financial	Adjusted EBITDA (35%)	70%
	Economic Profit (35%)
Business Unit Financial	OSB Economic Profit (10%)
	Siding Economic Profit (10%)	30%
	South America Economic Profit (10%)

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Weightings for the Executive Vice President, OSB and EWP and Executive Vice President, Siding for 2020 were as follows:

Corporate Financial	Adjusted EBITDA (20%)	40%
	Economic Profit (20%)
Business Unit Financial	Adjusted EBITDA (30%)	60%
	Economic Profit (30%)

The following table summarizes the payout opportunities for LP’s CEO and the other NEOs and the actual incentive payouts, paid in 2021, reflecting performance in 2020:

	Annual Incentive Target		Actual 2020 Attainment of Corporate Financial Goals(1)	Actual 2020 Attainment of Business Unit Financial Goals(1)	2020 Annual Cash Incentive
Named Executive Officer	% of Base Salary	Amount ($)	% of Target	% of Target	Amount ($)
W. Bradley Southern	120%	1,230,000	140%	60%	2,460,000
Alan J.M. Haughie	75%	433,500	140%	60%	867,000
Jason P. Ringblom	70%	315,700	80%	120%	631,400
Neil Sherman	70%	301,700	80%	120%	603,400
Michael J. Sims	60%	247,200	140%	60%	494,400

(1)	Weighted as set forth in the table above.

Long-term equity incentive compensation

The Compensation Committee awards long-term equity incentive grants to the CEO and the other NEOs as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning LP’s executive officers with the financial interests of its stockholders, focusing on long-term success, supporting pay-for-performance, and offering competitive compensation packages. This component comprises the largest portion of the executive officers’ total compensation package with vesting tied to multi-year performance goals and service to LP. The following table summarizes the award opportunities for 2020:

Named Executive Officer	Performance Stock Units (PSUs) ($)	Restricted Stock Units (RSUs) ($)	Long Term Incentive Award Value ($)
W. Bradley Southern	1,850,000	1,850,000	3,700,000
Alan J.M. Haughie	420,000	420,000	840,000
Jason P. Ringblom	330,000	330,000	660,000
Neil Sherman	315,000	315,000	630,000
Michael J. Sims	206,000	206,000	412,000

For 2020, the Compensation Committee determined that awards to the CEO and the other NEOs under the 2013 Omnibus Stock Award Plan would be split between PSUs (50%) and RSUs (50%), based on the relative grant date fair values of the awards.

•	The performance goal for 2020 PSUs is based on cumulative company cash flow, calculated as 2020 cash flow from operations, plus after-tax impact of OSB prices at cycle average (“Cumulative Company Cash Flow”).
•	If the performance goal is met at the end of the performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to its capital market peer group. This TSR modifier can increase or decrease the award by 20%, although the TSR modifier cannot cause the award to exceed the maximum of 200%, and no adjustment will be made in terms of payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile. The capital market peer group used for purposes of calculating the TSR modifier includes the following companies:

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•	A. O. Smith Corporation	•	Masco Corporation
•	Armstrong World Industries, Inc.	•	Norbord, Inc.
•	Boise Cascade Company	•	Owens Corning
•	CSW Industrials, Inc.	•	Simpson Manufacturing Co., Inc.
•	Fortune Brands Home & Security, Inc.	•	Summit Materials, Inc.
•	James Hardie Industries, plc.	•	Trex Company, Inc.
•	Lennox International, Inc.	•	Universal Forest Products, Inc.

The Compensation Committee reviewed and approved performance against pre-established goals for the 2018-2020 cycle. Payout amounts for PSUs granted in 2018 (with performance period beginning on January 1, 2018 and ending on December 31, 2020) were as follows:

Year Granted	Performance Period	Goals	Weighting	Results		Targets	% of Targets Attained
2018	3 years	Value Creating Product Volume Growth	50%	12.8%		22.50%	0.00%
		Company Return on Invested Capital (3-year average)	50%	23.6	%*	18.50%	200.00%

*	Achievement of result in excess of 22% resulted in 200% achievement of percentage of target attained.

The overall results achieved a value equal to 100% of target LP’s TSR performance relative to the capital market peer group described above was 64th percentile; as a result of being between the 25th and 75th percentile, no further adjustments were made to the payouts.

Retirement & other benefits

LP’s qualified retirement plans are designed to provide retirement benefits at a competitive level compared to its peers and the general manufacturing industry. All full-time salaried and hourly U.S. employees participate in LP’s qualified 401(k) and Profit-Sharing Plan (the “401(k) and Profit Sharing Plan”). LP also has a defined benefit plan (the “Retirement Account Plan”), which was frozen effective January 1, 2010. U.S. employees of LP that were hired prior to January 1, 2010 remain participants in the Retirement Account Plan, but no further credits will be earned by the participants.

Employees in the top two levels of LP’s management, including executive officers, participate in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes and receive a five percent match on their contributions. In addition, the Deferred Compensation Plan enables executive officers and other highly compensated employees to obtain benefits comparable to those available under the 401(k) and Profit Sharing Plan without being subject to the limits imposed by the Internal Revenue Code on tax-qualified plans.

Additional information about LP’s retirement plans is provided in the Summary Compensation Table, the Pension Benefits Table, and the Nonqualified Deferred Compensation Table. The Compensation Committee believes the retirement benefit plans described above are important parts of LP’s compensation program, and the Compensation Committee will continue to review them periodically to ensure competitiveness.

Other compensation

LP provides its NEOs with limited perquisites, consisting of retirement, long-term disability, annual medical exams and life insurance benefits, and personal estate and financial planning services through independent providers. These benefits are discussed in more detail in Note 5 to the Summary Compensation Table.

Executive Officer Severance Agreements and Change of Control Employment Agreements

Each of LP’s executive officers is party to a severance agreement and a change of control employment agreement with LP, which provide for the payment of severance compensation and benefits in certain termination and change of control scenarios. The Compensation Committee believes the (i) severance agreements are important because providing severance benefits is an important recruitment and retention tool that is necessary in the competitive marketplace for talented executives and (ii) change of control employment agreements are important to encourage LP’s CEO and NEOs to continue to work in the best interests of LP and its stockholders in a potential change of control situation, and to evaluate any possible transaction with the maximum degree of independence and objectivity. Please see “Potential Payments Upon Termination or Change of Control” for descriptions of these agreements.

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Section V: Executive Compensation Decisions for 2021

As part of the establishment of the 2021 executive compensation targets, the Compensation Committee, in conjunction with FW Cook, reviewed LP’s compensation peer group to ensure it represented similar U.S. organizations with which LP competes for executive talent. LP’s compensation peer group for 2021 in this review is described above under the heading “Review of Compensation Peer Group and Survey Data for Comparison Purposes.”

2021 Annual Salaries

On February 12, 2021, the Compensation Committee approved the following salaries for LP’s NEOs.

Name	2021 Salary ($)	2020 Salary ($)	% increase
W. Bradley Southern	1,100,000	1,025,000	7.3%
Alan J.M. Haughie	601,120	578,000	4.0%
Jason P. Ringblom	484,825	451,000	7.5%
Neil Sherman	456,860	431,000	6.0%
Michael J. Sims	424,360	412,000	3.0%

Annual Incentive Plan

On February 12, 2021, the Compensation Committee approved the 2021 Annual Incentive Plan. For Mr. Southern, Mr. Haughie and Mr. Sims, awards under the 2021 Annual Incentive Plan are based 70% on LP’s corporate financial performance and 30% on LP’s business unit financial performance. For Mr. Ringblom and Mr. Sherman, awards under the 2021 Annual Incentive Plan are based 40% on LP’s corporate financial performance and 60% on executive officer-specific business unit financial performance.

Long-Term Incentive Plan

The Compensation Committee awards long-term equity incentive grants to the NEOs under the 2013 Omnibus Stock Award Plan as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning the financial interests of LP’s executive officers with the financial interests of its stockholders, focusing on LP’s long-term success, supporting its performance-oriented culture, and offering competitive compensation packages. The long-term equity grant for 2021 consisted of 50% PSUs and 50% time-based RSUs (which vest in three equal installments beginning on the first anniversary of the grant date).

On February 12, 2021, the Compensation Committee approved the metric with respect to the three-year performance period under the 2021 PSUs, each with a threshold, target and maximum goal. The metric is based on a three-year Cumulative Company Cash Flow improvement. If the threshold goal is met at the end of the three-year performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by up to 20%. The TSR modifier cannot cause the award to exceed the maximum of 200% and no adjustment will be made in terms of payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile.

Section VI: Additional Policies and Guidelines Affecting Executive Compensation:

Role of Independent Compensation Consultant

The Compensation Committee selected and engaged FW Cook as its independent compensation consultant to assist in determining the appropriate executive officer compensation in 2020 and advise the Compensation Committee about its executive compensation programs and policies. At the Compensation Committee’s request, FW Cook attends committee meetings and meets with individual committee members to plan for committee meetings. In 2020, the Compensation Committee generally sought input from FW Cook on a range of factors related to the company’s compensation programs, including comparative data, competitive positioning of executive pay, plan design, long-term incentive pay practices, and market trends.

FW Cook had no other business relationship with LP and has received no payments from us other than fees for services to the Compensation Committee and the Governance Committee. See “Corporate Governance: Compensation Committee” for additional information about LP’s use of compensation consultants.

Timing of Long-Term Equity Grants

LP policies require PSUs and RSUs to be valued as of their respective grant dates based upon the closing price of LP’s Common Stock on the grant date of the award. The Compensation Committee’s practice is to make equity awards at its first Compensation Committee meeting in a given year (generally in the last week of January or the first or second week of February). Compensation Committee meeting dates are set by the Compensation Committee at least one year in advance.

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Policy on Incentive Compensation Clawback

A significant percentage of LP’s executive compensation is incentive based. The determination of the extent to which the incentive objectives are achieved is based in part on the Compensation Committee’s discretion and in part on LP’s financial results. Under LP’s Recoupment Policy adopted by the Compensation Committee, if LP’s audited financial statements are restated, LP will be entitled to (i) reimbursement of all or part of the annual cash incentive award under the Annual Incentive Plan paid or payable to any employee that relates to the performance of LP and the employee for such year and (2) cancel all or part of any outstanding equity grant made to such employee in that year, but these rights of reimbursement and cancellation will apply only in situations in which the employee engaged in fraud or intentional misconduct that caused or contributed to the need for the restatement, as determined by the Board. In addition, the Sarbanes-Oxley Act of 2002 mandates that the CEO and the CFO reimburse LP for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct.

Executive Stock Ownership Guidelines

LP strongly believes the financial interests of its executive officers should be aligned with those of its stockholders. Accordingly, the Compensation Committee has established meaningful Stock Ownership Guidelines for LP’s executive officers.

Each of LP’s executive officers is expected to own shares of Common Stock in an amount equivalent to a multiple of such executive officer’s annual base salary as detailed in the following table. Compliance is measured annually at the first regularly scheduled Compensation Committee meeting of the calendar year.

Tier	Base Salary Multiple
Chief Executive Officer	5
Executive Vice President	3
Senior Vice President	2

Pursuant to the Stock Ownership Guidelines, restricted stock, PSUs and RSUs granted under the 2013 Omnibus Stock Award Plan that have not yet vested count toward stock ownership requirements for executive officers, but (i) PSUs under which the initial metric is yet to be met and (ii) shares subject to outstanding stock options and SSARs are not counted toward stock ownership requirements. For 2020, all NEOs met the Stock Ownership Guidelines.

Insider Trading and Hedging Transactions

LP’s Insider Trading Policy mandates that directors, officers and employees of LP and their family members do not trade in LP securities while in possession of material nonpublic information about LP and requires that insiders review certain transactions involving LP securities with the CFO or CEO prior to entering into the transactions. LP’s Insider Trading Policy also prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions as further described under the heading “Prohibition on Hedging” above.

Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year. Prior to January 1, 2018, there was an exception to this deductibility limitation for performance-based compensation that met certain regulatory requirements. This exception has been repealed such that compensation paid to certain executive officers in excess of $1,000,000 will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. These changes have caused, and will continue to cause, more of LP’s compensation to be non-deductible under Section 162(m) and have eliminated the Company’s ability to structure performance-based awards to be exempt from Section 162(m).

In designing the executive compensation program and determining the compensation of executive officers, the Compensation Committee considers a variety of factors, including the continued impact of the Section 162(m) deduction limit. To maintain flexibility to compensate executive officers in a manner designed to promote LP’s short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Risk Assessment of Executive Compensation Policies and Practices

The Compensation Committee conducted a review of LP’s compensation practices in 2020 to determine if there were any policies and practices that would be reasonably likely to have a material adverse effect on LP. The review included non-executive and executive compensation policies and practices. The non-executive compensation practices were reviewed by LP’s Risk Council and the Compensation Committee. In addition, the Compensation Committee, assisted by FW Cook, reviewed executive compensation policies and practices. The Compensation Committee found that none of LP’s compensation policies or practices were reasonably likely to have a material adverse effect on LP and the design of LP’s compensation programs (i) encourages the achievement of both its short-term and long-term operational and financial goals and (ii) contains certain appropriate risk mitigating features, such as incentive caps for the Annual Incentive Plan and PSUs and Stock Ownership Guidelines.

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—	SUMMARY COMPENSATION TABLE

The table below summarizes the various elements of compensation paid to or earned by each of the NEOs listed in the table for the three years ended December 31, 2020. Cash incentive awards paid under LP’s Annual Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column, which covers non-equity awards that require the satisfaction of pre-established performance goals.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation(5) ($)(6)	Total ($)
W. Bradley Southern Chairman and CEO	2020	1,054,808	—	3,700,000	—	2,460,000	4,833	271,978	7,491,619
	2019	960,577	—	3,400,000	—	1,117,953	6,818	250,066	5,735,414
	2018	849,038	—	3,200,004		1,230,352	—	138,533	5,417,927
Alan J.M. Haughie Executive Vice President and Chief Financial Officer(6)	2020	594,846	—	840,000	—	867,000	—	152,814	2,454,660
	2019	507,692	—	800.000	—	414,674	—	56,881	1,779,247

Jason P. Ringblom Executive Vice President, OSB and EWP	2020	460,462	—	660,000	—	631,400	3,346	79,915	1,835,123
	2019	402,308	—	600,000	—	468,453	2,908	86,654	1,560,323
	2018	359,423	—	500,012	—	277,910	—	63,334	1,200,679
Neil Sherman Executive Vice President, Siding	2020	492,630	—	630,000	—	603,400	4,660	81,817	1,812,507
	2019	448,027	—	600,000	—	269,149	5,767	87,241	1,410,184
	2018	360,385	—	500,012	—	256,034	—	66,392	1,182,823
Michael J. Sims Senior Vice President, Corporate Marketing and Business Development	2020	425,538	—	412,000	—	494,400	42,955	67,068	1,441,961
	2019	396,154	—	400,000	—	250,171	82,129	80,221	1,208,675

(1)	The amounts shown reflect the aggregate grant date fair value of the awards (computed in accordance with FASB ASC Topic 718) with respect to awards of PSUs, restricted stock and RSUs under the 2013 Omnibus Stock Award Plan based upon the target level of achievement. Assumptions used in calculating the fair value are described in Note 13 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended on December 31, 2020, except that assumptions regarding forfeitures are ignored. Additional details regarding the terms of awards under the 2013 Omnibus Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2020” and “Outstanding Equity Awards at December 31, 2020.”
(2)	The amounts shown reflect the aggregate grant date fair value of the awards (computed in accordance with FASB ASC Topic 718) with respect to grants of SSARs under the 2013 Omnibus Stock Award Plan. Assumptions used in calculating fair value are described in Note 13 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020, except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of SSARs granted under the 2013 Omnibus Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2020” and “Outstanding Equity Awards at December 31, 2020” below.
(3)	The amounts shown reflect the annual cash incentive awards under the Annual Incentive Plan based on performance for the year shown and paid in the first quarter of the following year.
(4)	Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP’s Retirement Account Plan based on the assumptions discussed in the table entitled “Pension Benefits for 2020.” For years in which the change in present value is less than $0, — is reflected in the above table. For 2020, the change for all NEOs was positive as follows: Mr. Southern, $4,833; Mr. Ringblom, $3,346, Mr. Sherman, $4,660 and Mr. Sims $42,955. Mr. Haughie is not a participant in the Retirement Account Plan.

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(5)	Amounts shown in this column for 2020 represent the sum of the amounts attributable to perquisites, personal benefits and other items of compensation listed in the table below. In addition to the benefits listed below, LP provided medical, vision and dental insurance benefits to each of the NEOs, which benefits are generally available to all of LP’s employees.

	W. Bradley Southern	Alan J.M. Haughie	Jason P. Ringblom	Neil Sherman	Michael J. Sims
Perquisite Allowance(a)	$23,355	$—	$23,355	$23,355	$23,355
Life Insurance Premiums(b)	9,313	2,866	3,916	3,916	2,866
Employer Contributions to Defined Contribution Plans(c)	14,250	14,250	14,250	16,705	14,250
Relocation Assistance(d)	—	100,430	—	—	—
Certain Dividends(e)	225,060	35,269	38,394	37,841	26,597
TOTAL	$271,978	$152,814	$79,915	$81,817	$67,068

(a)	Certain executive officers receive a perquisite allowance which is used for expenses associated with financial and tax planning consulting services.
(b)	LP pays the annual group term life insurance premiums for coverage provided to each NEO in an amount equal to four times his or her annual base salary level.
(c)	The employer 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching contributions for each NEO are 5% of such NEO’s eligible compensation.
(d)	Includes payment or reimbursement for relocation-related travel, meals, household moving and storage, temporary housing and new house purchase closing costs and expenses paid in 2020.
(e)	Includes dividends and dividend equivalents earned on 2020 Stock Awards for each NEO.

(6)	The amounts shown in this column for 2019 and 2018 correct disclosure included in the Summary Compensation Tables included in LP’s 2019 and 2018 proxy statements to include the value of dividends and dividend equivalents earned on stock awards during the periods presented.

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—	GRANTS OF PLAN-BASED AWARDS FOR 2020

The table below provides information regarding annual cash incentive awards under the Annual Incentive Plan and grants of PSUs and RSUs under the 2013 Omnibus Stock Award Plan to NEOs during 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
								Number of Shares of Stock or	Number of Securities Underlying	or Base Price of Option	Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Options (#)	Awards ($/Sh)	Awards(4) ($)
W. Bradley Southern	2/6/2020	—	1,230,000	2,460,000
	2/6/2020				—	58,268	116,536				1,850,000
	2/6/2020							58,268			1,850,000
Alan J.M. Haughie	2/6/2020	—	433,500	867,000
	2/6/2020				—	13,228	26,456				420,000
	2/6/2020							13,228			420,000
Jason P. Ringblom	2/6/2020	—	315,700	631,400
	2/6/2020				—	10,394	20,788				330,000
	2/6/2020							10,394			330,000
Neil Sherman	2/6/2020	—	301,700	603,400
	2/6/2020				—	9,921	19,842				315,000
	2/6/2020							9,921			315,000
Michael J. Sims	2/6/2020	—	247,200	494,400
	2/6/2020				—	6,488	12,976				206,000
	2/6/2020							6,488			206,000

(1)	The table shows threshold, target and maximum payouts under awards made in 2020 under the Annual Incentive Plan. The threshold amount represents the amount payable, assuming that the Adjusted EBITDA and Economic Profit were reached at the 100% level. The target amount represents a payout based on achievement of performance goals at the 100% level. In 2020, the maximum award for executive officers was 200% of the target award.
(2)	The amounts shown in these columns reflect the target and maximum payout opportunities of PSUs granted in 2020 under the 2013 Omnibus Stock Award Plan. See “Compensation of Executive Officers—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information regarding the 2020 PSUs.
(3)	Reflects awards of RSUs granted in 2020 under the 2013 Omnibus Stock Award Plan. The awards will vest in three equal annual installments beginning on the first anniversary of the grant date, and vesting will accelerate upon a change of control of LP. Prior to vesting, participants will not have voting rights and will receive stock equivalent dividends at the same rate as unrestricted shares of Common Stock.
(4)	The amounts shown represent the grant date fair values of the PSUs at target. Assumptions used in calculating the grant date fair value are described in Note 13 to LP’s audited financial statements included in LP’s Annual Report on Form 10-K for the year ended December 31, 2020.

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—	OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The table below provides information regarding stock options, SSARs, restricted stock, PSUs and RSUs held by the NEOs at December 31, 2020.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Bradley Southern	14,341	—	—	20.49	2/7/2013	2/7/2023	195,384	7,262,412	384,833	14,304,243
	22,259	—	—	18.09	1/30/2014	1/30/2024	—	—	—	—
	22,727	—	—	17.04	2/5/2015	2/5/2025	—	—	—	—
	28,612	—	—	15.74	2/4/2016	2/4/2026	—	—	—	—
	53,491	—	—	19.14	2/2/2017	2/2/2027	—	—	—	—
Alan J.M. Haughie	—	—	—	—	—	—	30,760	1,143,357	61,520	2,286,713

Jason P. Ringblom	—	—	—	—	—	—	33,486	1,244,656	66,971	2,489,327
	—	—	—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—
Neil Sherman	—	—	—	—	—	—	33,004	1,226,740	66,007	2,453,473
	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—
Michael J. Sims	4,261	—	—	17.04	2/5/2015	2/5/2025	22,633	841,250	46,394	1,724,472
	14,306	—	—	15.74	2/4/2016	2/4/2026	—	—	—	—
	14,401	—	—	19.14	2/2/2017	2/2/2027	—	—	—	—

(1)	Unvested awards of RSUs held by LP’s NEOs at December 31, 2020 vest on the dates shown below:

	2/6/2021	2/8/2021	8/2/2021	2/6/2022	2/7/2022	2/6/2023	Total
W. Bradley Southern	19,136	57,452	7,512	19,803	71,679	19,802	195,384
Alan J.M. Haughie	4,496	—	—	4,495	17,274	4,495	30,760
Jason P. Ringblom	3,533	9,933	—	3,533	12,955	3,532	33,486
Neil Sherman	3,372	9,933	—	3,372	12,955	3,372	33,004
Michael J. Sims	2,130	7,660	—	2,205	8,432	2,204	22,633

(2)	Based on the closing sale price of the Common Stock on the NYSE on December 31, 2020 of $37.17 per share.

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(3)	Represents the number of PSUs outstanding as of December 31, 2020. The number of PSUs, together with the market value as of December 31, 2020, the last trading day of LP’s fiscal year, as shown above, assumes the satisfaction of the goals at the maximum level over the performance period. Assuming the satisfaction of applicable goals at the maximum level over the performance period, unvested awards of PSUs held by LP’s NEOs at December 31, 2020, vest on the dates shown below:

	2/8/2021	2/8/2022	2/6/2023	Total
W. Bradley Southern	59,597	73,412	59,408	192,417
Alan J.M. Haughie	—	17,274	13,487	30,760
Jason P. Ringblom	9,933	12,955	10,597	33,486
Neil Sherman	9,933	12,955	10,115	33,003
Michael J. Sims	7,946	8,636	6,615	23,197

Option Exercises and Stock Vested During 2020

The following table provides information regarding exercise of SSARs and vesting of restricted stock, PSUs and RSUs with respect to LP’s NEOs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Bradley Southern	—	—	85,040	2,585,335
Alan J.M. Haughie	—	—	—	—
Jason P. Ringblom	10,137	372,608	21,700	685,044
Neil Sherman	11,358	411,957	21,700	685,044
Michael J. Sims	—	—	18,985	599,334

—	PENSION BENEFITS FOR 2020

The following table shows the present value of accumulated benefits for each of the NEOs under LP’s Retirement Account Plan, in each case assuming retirement by the NEO at age 62. Amounts shown in the table were calculated as of a December 31, 2020 measurement date, consistent with LP’s financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 18 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2020 ($)
W. Bradley Southern	Retirement Account Plan	21	164,446	—
Alan J.M. Haughie(1)	—	—	—	—
Jason P. Ringblom	Retirement Account Plan	17	37,370	—
Neil Sherman	Retirement Account Plan	27	123,209	—
Michael J. Sims	Retirement Account Plan	36	513,172	—

(1)	At December 31, 2020, all NEOs participating in the Retirement Account Plan were vested in their benefits thereunder (subject to early retirement reductions, if applicable). Mr. Haughie is not a participant in the Retirement Account Plan.

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Retirement Account Plan

Executive officers and other salaried employees of LP are eligible to participate in LP’s Retirement Account Plan if they were hired before January 1, 2010. The Retirement Account Plan was frozen to future contribution credits effective January 1, 2010. Retirement Account Plan balances, all of which have vested, will continue to accrue interest as described below. Key features of the Retirement Account Plan include:

•	Interest. Interest is credited daily on the cash balance in each participant’s account based on the U.S. Treasury bond rate for November of the prior year.
•	Form of Payment. Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.
•	Other. The Retirement Account Plan does not provide for an offset for Social Security benefits.

—	NONQUALIFIED DEFERRED COMPENSATION FOR 2020

The following table summarizes information regarding participation by the NEOs in LP’s Deferred Compensation Plan.

Name	Executive Contributions in 2020(1) ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)
W. Bradley Southern	—	—	2,944	—	132,163
Alan J.M. Haughie	—	—	—	—	—
Jason P. Ringblom	—	—	8,222	—	30,374
Neil Sherman	49,092	2,455	28,572	—	223,151
Michael J. Sims	—	—	12,183	—	86,717

(1)	Amounts shown in this column are also included in Salary in the Summary Compensation Table above.

All employees who are in LP’s top two levels of management and participate in its Retirement Account Plan or the profit sharing component of the 401(k) and Profit Sharing Plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

•	Deferrals. The Deferred Compensation Plan permits deferrals of up to 90% of a participant’s base salary and annual bonuses.
•	Matching Contributions by LP. The 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching contributions for each NEO are 5% of such NEO’s eligible compensation.
•	Supplemental Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of the 401(k) and Profit Sharing Plan, if limits imposed under the Internal Revenue Code did not apply. The Retirement Account Plan supplemental credit ceased after 2009.
•	Make-up Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of LP’s 401(k) and Profit Sharing Plan, had the participant not deferred compensation. The Retirement Account Plan make-up credit was discontinued effective January 1, 2010 as a component of LP’s discontinuation of the Retirement Account Plan.
•	Vesting. Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP’s matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the profit sharing component of the 401(k) and Profit Sharing Plan. Participants will also become vested in LP’s matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or a termination within 24 months following a change of control of LP.

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•	Form of Payment. If a participant’s employment with LP is terminated for any reason, the participant is entitled to receive his or her vested Deferred Compensation Plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the Deferred Compensation Plan. Participants may also receive distributions prior to termination, in the event of emergencies or as otherwise specified in the Deferred Compensation Plan.
•	Earnings on Account Balances. Amounts credited to participants’ Deferred Compensation Plan accounts are adjusted to reflect amounts of income, gain or loss, as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices made by participants for the purpose of valuing their contribution credits in the Deferred Compensation Plan as of December 31, 2020 and annualized returns for each investment choice for 2020:

Fund	Performance
Boston Partners LG CP Val EQ	1.75%
DFA US Small Cap Inst	11.17%
MetWest Total Return Bond I	9.12%
MFS International Growth	15.64%
PIMCO Diversified Real Asset	1.73%
T. Rowe Price Growth Stock Fund	36.93%
T. Rowe Price Mid-Cap Growth Fund	24.17%
T. Rowe Price Mid-Cap Value Fund	9.88%
T. Rowe Price Stable Value Fund	2.16%
T. Rowe Price Treasury Money Fund	0.27%
TRP Retirement 2005	11.44%
TRP Retirement 2010	12.12%
TRP Retirement 2015	12.85%
TRP Retirement 2020	13.46%
TRP Retirement 2025	14.84%
TRP Retirement 2030	16.06%
TRP Retirement 2035	17.26%
TRP Retirement 2040	18.32%
TRP Retirement 2045	18.79%
TRP Retirement 2050	18.84%
TRP Retirement 2055	18.77%
TRP Retirement 2060	18.76%
Vanguard Inf Protected Sec	10.96%
Vanguard Institutional Index	18.39%
Vanguard Total International Stock Index	11.28%
Vanguard Ttl Bnd Mkt Ind ADM	7.72%

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—	POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL OF LP

Potential Payments Upon Termination of Employment

This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs would have been entitled if their employment had terminated on December 31, 2020, under various circumstances.

Severance Agreements and CIC Agreements

Each NEO is party to a severance agreement (each, a “Severance Agreement”) and a change of control employment agreement (each, a “CIC Agreement”) with LP. Upon a termination event, and as a condition to receiving the severance or change of control compensation under the Severance Agreements and CIC Agreements, as applicable, the NEO is required to timely sign and not revoke a customary release of claims in favor of LP. The Severance Agreements also impose on the NEOs customary confidentiality, intellectual property and mutual non-disparagement restrictive covenants, as well as non-competition and non-solicitation obligations that extend for 24 months (for the CEO) or 18 months (for the other NEOs) after termination (the “Restrictive Covenants”).

As described below, if an NEO experiences a termination of employment that entitles the NEO to compensation or benefits under a CIC Agreement, then the NEO will not be entitled to any compensation or benefits under the NEO’s Severance Agreement, the term of the NEO’s Severance Agreement will immediately cease and the Restrictive Covenants will no longer apply.

The termination of benefits under the CIC Agreements also apply if an NEO’s employment is terminated prior to a change of control of LP and the NEO can reasonably show that such termination is connected to an impending change of control.

Severance Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs would have been entitled to under the Severance Agreements in connection with various circumstances.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON

Under the Severance Agreements, if the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The following table sets forth, for each NEO, quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP.

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards ($)	Other Benefits(2) ($)	Total ($)
W. Bradley Southern	98,558	—	—	296,609	395,167
Alan J.M. Haughie	44,461	—	—	—	44,461
Jason P. Ringblom	43,366	—	—	67,744	111,110
Neil Sherman	41,442	—	—	346,360	387,802
Michael J. Sims	39,616	—	—	599,889	639,505

(1)	Assumes that there is no earned but unpaid 2020 base salary at December 31, 2020 and includes accrued but unpaid vacation. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date since they currently have balances greater than the maximum
(2)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Under the Severance Agreements:

•	“Cause” means:

–	the NEO’s commission of, or guilty plea or plea of no contest to, a felony or any crime that involves moral turpitude (regardless of whether there is injury to LP);
–	the NEO’s breach of any of the NEO’s restrictive covenant obligations;
–	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to

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incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
–	the willful breach of a material element of LP’s Code of Business Conduct or other applicable workplace policies or the willful engaging by the NEO in illegal conduct, gross negligence, bad faith or intentional misconduct, in each case which causes, or in the reasonable judgment of LP, is likely to cause, either reputational or economic harm to LP.
•	“Good Reason” means:

–	a material diminution in the NEO’s base salary (other than in connection with an across the-board reduction affecting all of LP’s officers);
–	a material diminution of the NEO’s authority, duties, or responsibilities;
–	a material breach by LP of a material agreement with the NEO; or
–	transfer of the NEO to a location more than 50 miles from the present location.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP, such NEO would be entitled to:

•	annual base salary and any accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the termination occurred;
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan);
•	a lump sum cash amount equal to two (for the CEO) or one and a half (for the other NEOs) multiplied by the sum of (a) the NEO’s annual base salary plus (b) the NEO’s target annual cash incentive;
•	reimbursement for COBRA payments for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date;
•	reimbursement of fees for outplacement services (up to $10,000) for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date; and
•	immediate pro-rata vesting of unvested PSUs, RSUs, stock options and SSARs (based on the number of days employed during the vesting period), with any stock options or SSARs (other than “incentive stock options” for purposes of Section 422 of the Internal Revenue Code) remaining exercisable for up to three months following termination.

The following table sets forth, for each NEO quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP.

Name	Payments Earned but Unpaid(1) ($)	Severance Payments(2) ($)	Equity Awards(3) ($)	Other Benefits(4) ($)	Total ($)
W. Bradley Southern	1,328,558	4,560,767	14,414,533	306,609	20,610,467
Alan J.M. Haughie	477,961	1,555,325	2,286,713	10,000	4,329,999
Jason P. Ringblom	359,066	1,188,125	2,489,320	77,744	4,114,255
Neil Sherman	343,142	1,167,125	2,453,476	356,360	4,320,103
Michael J. Sims	286,816	1,026,875	1,703,486	609,889	3,627,067

(1)	Includes, as applicable, (a) a pro-rata amount of the annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2020 base salary at December 31, 2020. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date since they currently have balances greater than the maximum.
(2)	The value of COBRA reimbursements was determined (i) assuming coverage through the applicable benefit continuation period, (ii) based on current COBRA coverage rates for 2021-2022, and (iii) based on LP’s current costs of providing coverage at the coverage levels in effect for the NEO immediately prior to December 31, 2020.
(3)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and the applicable exercise price.
(4)	Includes outplacement services valued at $10,000 as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan other than Mr. Haughie, who is not a participant in the Retirement Account Plan.

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DEATH OR DISABILITY

If the employment of an NEO is terminated as a result of death or Disability (as defined below) not following a change of control of LP, the NEO or the NEO’s would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date, and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, the NEO will be entitled to receive the target annual cash incentive award under the Annual Incentive Plan and the NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan and certain benefits under the Deferred Compensation Plan will be accelerated as described under “Nonqualified Deferred Compensation for 2020”.

The following table sets forth, for each NEO quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by reason of death or Disability (not following a change of control of LP).

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards(2) ($)	Other Benefits(3) ($)	Total ($)
W. Bradley Southern	98,558	1,025,000	14,414,533	296,609	15,834,700
Alan J.M. Haughie	44,461	578,000	2,286,713	—	2,909,174
Jason P. Ringblom	43,366	451,000	2,489,320	67,774	3,051,429
Neil Sherman	41,442	431,000	2,453,476	346,360	3,292,278
Michael J. Sims	39,616	412,000	1,703,486	599,889	2,754,991

(1)	Includes any accrued but unpaid vacation; assumes that there is no earned but unpaid 2020 base salary at December 31, 2020. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date since they currently have balances greater than the maximum.
(2)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and the applicable exercise price.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Under the Severance Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

CIC Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs would have been entitled to under the CIC Agreements in connection with various circumstances.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON

If the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary through the termination date;
•	and any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan as a result of the change of control of LP. Additionally, the NEO will be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2020.”

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The following table sets forth, for each NEO quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP:

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards ($)	Other Benefits(2) ($)	Total ($)
W. Bradley Southern	—	—	14,414,533	296,609	14,711,142
Alan J.M. Haughie	—	—	2,286,713	—	2,286,713
Jason P. Ringblom	—	—	2,489,320	67,744	2,557,063
Neil Sherman	—	—	2,453,476	346,360	2,799,836
Michael J. Sims	—	—	1,703,486	599,889	2,303,375

(1)	Assumes that there is no earned but unpaid 2020 base salary at December 31, 2020.
(2)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Under the CIC Agreements:

•	“Cause” means:

–	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
–	the willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP.
•	“Good Reason” means:

–	any change in the NEO’s position, authority, duties, or responsibilities;
–	any failure by LP to comply with the compensation provisions of the agreement;
–	transfer of the NEO to a location more than 50 miles from the present location or a substantial increase in the amount the NEO is required to travel;
–	any purported termination by LP of the NEO’s employment otherwise than as expressly permitted by the CIC Agreement; or
–	any failure by LP to require any successor to assume and agree to perform the CIC Agreement.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) within three years following a change of control of LP, each NEO would be entitled to:

•	a lump-sum payment comprised of the following amounts:

–	annual base salary and accrued vacation pay through the termination date;
–	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan of the year in which the change of control occurred;
–	an amount equal to three times the sum of the NEO’s (x) annual base salary, plus (y) target annual cash incentive award under the Annual Incentive Plan;
–	other than for Mr. Haughie, who is not a participant in the Retirement Account Plan, the difference between the (x) retirement benefits that would have accrued under the Retirement Account Plan if the NEO’s employment continued for an additional three years and (y) the actual vested benefit, if any, under the Retirement Account Plan at the termination date; and
–	interest on the amounts described above from the termination date through the payment date;
•	an amount equal to 36 months cash value of LP’s welfare benefit plans;
•	reimbursement of fees for outplacement services (up to 10% of the NEO’s annual base salary) for 12 months after the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan and any awards or benefits, if any, required to be paid under LP’s 2013 Omnibus Stock Award Plan.

The NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan as a result of the change of control of LP. Additionally, the NEO will be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2020.”

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The following table sets forth, for each NEO quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by LP without Cause or by the NEO for Good Reason within three years following a change of control of LP:

Name	Payments Earned but Unpaid(1) ($)	Severance Payments(2) ($)	Equity Awards(3) ($)	Other Benefits(4) ($)	Total ($)
W. Bradley Southern	1,328,558	6,868,008	14,414,533	399,109	23,010,208
Alan J.M. Haughie	477,961	3,121,550	2,286,713	57,800	5,944,024
Jason P. Ringblom	359,066	2,383,247	2,489,320	112,844	5,344,477
Neil Sherman	343,142	2,283,956	2,453,476	389,460	5,470,034
Michael J. Sims	286,816	2,062,517	1,703,486	641,089	4,693,909

(1)	Includes (a) a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2019 base salary at December 31, 2020. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date since they currently have balances greater than the maximum
(2)	Includes the applicable cash payments and reimbursements described above, with:

a.	the value of the amount equal to 36 months cash value of LP’s welfare benefit plans being determined as the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the NEO and his or her family at the same level as in place at December 31, 2020, for a three-year period; and
b.	the value of the lump sum payment determined assuming a payment date of December 31, 2019, resulting in an accrual of no interest.

(3)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and the applicable exercise price.
(4)	Includes outplacement services valued at ten percent of each NEOs annual base salary as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

DEATH OR DISABILITY

If the employment of an NEO is terminated as a result of death or Disability (as defined below) within three years following a change of control of LP, the NEO or the NEO’s estate would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the change of control occurred; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, in the event of death or Disability (as defined below), all of the NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan and certain benefits under the Deferred Compensation Plan will be accelerated as described under “Nonqualified Deferred Compensation for 2020.”

Under the CIC Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

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The following table sets forth, for each NEO quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2020 as a result of a termination of employment by reason of death or Disability within three years following a change of control of LP.

Name	’	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards(2) ($)	Other Benefits(3) ($)	Total ($)
W. Bradley Southern		$1,328,558	$1,025,000	14,414,533	$296,609	$17,064,700
Alan J.M. Haughie		$477,961	$578,000	2,286,713	$—	$3,342,674
Jason P. Ringblom		$359,066	$451,000	2,489,320	$67,744	$3,367,129
Neil Sherman		$343,142	$431,000	2,453,476	$346,360	$3,573,978
Michael J. Sims		$286,816	$412,000	1,703,486	$599,889	$3,002,191

(1)	Includes, as applicable, (a) pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2020 base salary at December 31, 2020. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date since they currently have balances greater than the maximum.
(2)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and the applicable exercise price.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Potential Payments Upon Change of Control of LP (Not Resulting in a Termination of Employment)

Under the CIC Agreements, for so long as the applicable NEO remains employed by LP (or its successor) following a change of control of LP, the NEO would be entitled to:

•	receive an annual base salary in an amount equal to at least 12 times the NEO’s highest monthly base salary paid during the 12 months immediately preceding the month of the change of control;
•	be paid an annual cash bonus in an amount at least equal to the NEO’s target bonus for the year in which the change of control occurs;
•	participate in all incentive, savings and retirement plans, welfare benefit programs and fringe benefits;
•	reimbursement for reasonable expenses per LP’s policies;
•	same/larger office size and support staff; and
•	paid vacation available to other peer executive officers on, generally, at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

In addition, all outstanding equity-based awards held by LP’s NEOs, including stock options, SSARs, restricted stock, PSUs and RSUs, will become immediately vested or exercisable in full upon a change of control of LP. The following table sets forth, for each NEO quantitative disclosure regarding the estimated equity-based awards that would have been received by the NEO, assuming a Change of Control occurred on December 31, 2020, without termination of employment:

Name	Value of Equity Awards(1) ($)
W. Bradley Southern	14,414,533
Alan J.M. Haughie	2,286,713
Jason P. Ringblom	2,489,320
Neil Sherman	2,453,476
Michael J. Sims	1,703,486

(1)	Consists of the sum of (i) the market value on the date of termination of awards of restricted stock, RSUs and PSUs subject to accelerated vesting and (ii) the value of SSARs and options subject to accelerated vesting based on the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2020, $37.17 per share, and the applicable exercise price.

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—	EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth additional information as of December 31, 2020, regarding shares of Common Stock that may be issued under LP’s existing equity compensation plans and arrangements, all of which have been approved by LP’s stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, and other rights.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(4)
Equity compensation plans approved by stockholders(1)(3)	1,615,871	15.56	4,524,812
Equity compensation plans or arrangements not approved by	N/A	N/A	N/A
stockholders
TOTAL	1,615,871	—	4,524,812

(1)	Equity compensation plans under which awards are currently outstanding and that were approved by LP’s stockholders include the 2013 Omnibus Stock Award Plan, 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, the 2000 Non-Employee Director Restricted Stock Plan (the “Restricted Stock Plan”), and the Amended and Restated LP Non-Employee Directors Compensation Plan. The number of shares shown in column (a) as shares subject to outstanding awards include (i) 1,228,330 shares subject to awards of restricted shares, PSUs (assuming the maximum number of PSUs are earned and payable at the end of the applicable performance period), and RSUs, and (ii) 387,541 shares subject to stock options and SSARs outstanding on December 31, 2020. See “Outstanding Equity Awards at December 31, 2020” and “Directors’ Compensation” for additional information regarding the vesting of these awards.
(2)	Weighted average exercise price of outstanding SSARs and options; excludes restricted shares, PSUs and RSUs.
(3)	The amounts reported in this column exclude 5,877 shares of Common Stock that Ms. Embree has the right to acquire upon the termination of her service as a director, or upon a change in control of LP, pursuant to deferred stock units that have been issued to Ms. Embree pursuant to the LP Non-Employee Directors Compensation Plan and the 2013 Omnibus Stock Award Plan. Please refer to the Director Compensation section in this proxy statement for further details on the deferred stock units held by directors.
(4)	Included in these amount 2,727,679 of securities remaining for future issuance under equity compensation plans and 1,797,133 reserved for issuance under LP’s 2019 Employee Stock Purchase Plan.

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CEO PAY RATIO

For the 2020 fiscal year, the ratio of the annual total compensation of W. Bradley Southern, LP’s CEO (“CEO Compensation”), to the median of the annual total compensation of all of LP’s employees and those of its consolidated subsidiaries other than its CEO (“Median Annual Compensation”) was 95 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, the employee who received such Median Annual Compensation is referred to as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was October 1, 2020 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Southern under “2020 Summary Compensation Table” for 2020.

For purposes of this disclosure, Median Annual Compensation was $76,822, and was calculated by totaling for LP’s Median Employee all applicable elements of compensation for 2020 in accordance with Item 402(c)(2)(x) of Regulation S-K plus personal benefits and compensation under non-discriminatory benefit plans otherwise not reportable under this Item. The Compensation Committee did not make any cost-of-living adjustments in identifying the Median Employee.

As previously disclosed, to identify the Median Employee, the Compensation Committee first determined LP’s employee population as of the Determination Date. LP had 4,487 employees (other than the CEO), representing all full-time, part-time, seasonal and temporary employees of LP and its consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Of LP’s 4,487 total employees, approximately 570 (or 13%) are employed in Chile and approximately 222 (less than 5%) are employed in Brazil. The Compensation Committee has chosen to exclude all 222 Brazilian employees in determining LP’s Median Employee, as permitted under the de minimis exemption to Item 402(u) of Regulation S-K. The Compensation Committee used LP’s number of total employees (4,487) in making its de minimis calculation.

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure.” Thus, the Compensation Committee measured compensation for the period beginning on January 1, 2020, and ending on September 30, 2020, for 4,487 employees (after the permitted exclusions noted above). This compensation measurement was calculated by totaling, for each employee, salary as shown in LP’s payroll records for the first nine months of 2020. A portion of LP’s employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, the Compensation Committee did not annualize the total compensation for such individuals.

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DELINQUENT SECTION 16(A) REPORTS

Section 16 of the Securities Exchange Act of 1934 (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP’s officers, directors, and certain other “reporting persons.” Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP’s reporting persons and written representations by such persons, to LP’s knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC’s rules governing proxy statement disclosures, other than with respect the Form 4s filed on (i) February 11, 2020 for Mr. Haughie reporting the grant of RSUs and PSUs, (ii) July 7, 2020 for Mr. Southern pertaining to shares of common stock withheld for tax purposes, (iii) July 8, 2020 for Lizanne C. Gottung following a division of shares of common stock pursuant to a qualified domestic order, and (iv) January 20, 2021 for Mr. Grasberger reporting the vesting of RSUs.

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DIRECTOR COMPENSATION

The Governance Committee reviews, on an annual basis, director compensation in relation to other comparable companies and in light of other factors that the Governance Committee deems appropriate and discusses director compensation with the Board.

Pursuant to our director compensation policy, each of our non-employee directors receives an $85,000 annual cash retainer as well as annual committee chair retainers, and our Lead Independent Director receives an annual retainer, as follows:

Committee	Annual Retainer ($)
Compensation Committee	15,000
Audit Committee	15,000
Governance Committee	12,500
Lead Independent Director	25,000

The annual retainer for our Lead Independent Director recognizes the additional time commitment for this role compared to the other independent directors, which currently includes acting as an intermediary in the event the Chair refers to the Lead Independent Director for guidance or to have something taken up at executive session of the independent directors; suggesting calling Board meetings to the Chair when appropriate; calling meetings of the independent directors and setting the agenda for and leading executive sessions of the independent directors; briefing the Chair on issues arising in the executive sessions; collaborating with the Chair to set the Board agenda and provide the Board with information; facilitating discussion among the independent directors on key issues and concerns outside of Board meetings; serving as the exclusive conduit to the Chair of views, concerns and issues of the independent directors; retaining advisors and consultants at the request of independent directors; serving on the Executive Committee of the Board; and coordinating with the Compensation Committee in the performance and evaluation of the CEO.

Under our Amended and Restated LP Non-Employee Directors Compensation Plan (the “Non-Employee Directors Compensation Plan”), any independent director may elect to (i) defer receipt of all or a portion of his or her annual cash retainer to a cash account be paid at a future date specified in the election form or (ii) exchange all or a portion of his or her annual cash retainer for an award of deferred stock units (which award is a form of restricted stock grant under LP’s 2013 Omnibus Stock Award Plan entitling the grantee to the right to the delivery of shares in the future) granted under the 2013 Omnibus Stock Award Plan (“DSUs”). Elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred to a cash account or exchanged for DSUs; and the date on which such payout of cash or issuance of shares pursuant to any DSUs will commence. In the case of exchanges for DSUs, the number of DSUs to be issued is calculated by dividing the amount of the annual cash retainer to be exchanged by the closing stock price of LP Common Stock as of the date(s) on which the annual cash retainer would otherwise have been paid. DSUs are issued on the date on which the annual cash retainer would otherwise have been paid and credited to the independent director’s DSU recordkeeping account. Any annual cash retainer payment deferred to a cash account will be credited with interest, compounded monthly, from the date the cash would otherwise have been paid until the amount credited to his or her cash account is paid to the independent director. The rate of interest credited for each quarter will be the annual rate on 30-year Treasury securities, as of the first business day of each quarter, on an annual basis. Independent directors holding DSUs or deferred payments in their cash account are entitled to distribution thereof upon the earliest to occur of (i) such independent director’s separation from the Board, (ii) a change in control of LP, or (iii) the distribution date specified in the independent director’s deferral election form, if any (a “Distribution Event”).

In addition, non-employee directors receive an annual grant of RSUs with a grant date fair value of $125,000. The RSUs vest in full on the earliest to occur of one year following the grant date, upon the director’s death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the shares are forfeited. Equity awards to non-employee directors during 2020 were made pursuant to LP’s 2013 Omnibus Stock Award Plan. Directors who are also LP employees (i.e., Mr. Southern) receive no additional compensation for their Board service.

The Non-Employee Director Compensation Plan also permits any independent director of LP to defer receipt of any LP Common Stock issuable pursuant to RSUs that vest according to their terms. Directors who elect to defer settlement of their annual RSU grants receive, on the scheduled RSU vesting date, a number of DSUs that is equal to the number of RSUs to which the deferral election applies.

Independent directors who have elected to receive DSUs in lieu of shares from the settlement of their RSUs are entitled to receive one share of LP Common Stock for each DSU upon the occurrence of a Distribution Event.

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Pursuant to the Non-Employee Director Compensation Plan, independent directors will have no rights of ownership in the shares of LP Common Stock underlying DSUs, no right to current dividends, and no right to vote the shares of LP Common Stock underlying DSUs until the date on which the shares of LP Common Stock underlying such DSUs are issued as a result of a Distribution Event. However, from and after the grant date of the DSUs and until such DSUs are settled in shares of LP Common Stock, on the date LP pays a dividend (if any) to holders of shares of LP Common Stock generally, independent directors holding DSUs will be credited with dividend equivalent additional DSUs equal to the number obtained by dividing (i) the amount of the dividend the independent director would have received had he or she owned a number of shares of LP Common Stock equal to the number of DSUs then credited to his or her DSU recordkeeping account by (ii) the closing price of LP Common Stock on the day before the date of the dividend payment. Such dividend equivalent DSUs are credited to the independent director’s DSU recordkeeping account and paid to such independent director only if, and at the same time as, the shares of LP Common Stock underlying such DSUs are distributed to such independent director pursuant to the terms of the Non-Employee Director Compensation Plan.

Each of Mr. Horton and Ms. Embree elected to defer settlement of their 2020 RSU awards that are scheduled to vest on May 29, 2021, pursuant to the Non-Employee Director Compensation Plan.

— DIRECTOR COMPENSATION FOR 2020

The following table summarizes compensation paid to non-employee directors for services during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation	Total ($)
Tracy A. Embree	85,000	125,000	—	210,000
Lizanne C. Gottung	96,250	125,000	—	221,250
F. Nicholas Grasberger	85,000	125,000	—	210,000
Ozey K. Horton, Jr.	85,000	125,000	—	210,000
Kurt M. Landgraf	100,000	125,000	—	225,000
Stephen E. Macadam	85,000	125,000	—	210,000
Dustan E. McCoy	112,500	125,000	—	237,500

(1)	The amounts shown reflect the fair value as of the date of grant (computed in accordance with FASB ASC Topic 718) with respect to awards of RSUs under the 2013 Omnibus Stock Award Plan. At December 31, 2020, each of LP’s outside directors held RSUs for 5,295 shares. The RSUs granted to directors vest on May 29, 2021. Each of Mr. Horton and Ms. Embree elected to defer settlement of their 2020 RSU awards that are scheduled to vest on May 29, 2021, pursuant to the Non-Employee Director Compensation Plan.

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RELATED PERSON TRANSACTIONS

LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A summary of the policy is available on LP’s website at www.lpcorp.com by clicking on “Investor Relations,” then “Corporate Governance,” then “Code of Business Conduct & Ethics.”

Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, director or 5% stockholder are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP’s officers and directors.

The policy requires potential conflicts of interest involving a member of the Board or LP’s Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board or Chief Executive Officer, as applicable, is required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual’s involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

In addition, the Audit Committee’s charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director, executive officers or 5% stockholders of LP (including transactions involving family members or affiliates of directors or executive officers). No director can participate in the approval of an interested transaction for which he or she is a related party or otherwise has a direct or indirect interest. The purpose of the Audit Committee’s review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP’s proxy materials under applicable SEC disclosure requirements.

In 2020, the Audit Committee and the full Board determined that there were no related person transactions or proposed related person transactions that affect the independence of any of LP’s outside directors or that require disclosure in this proxy statement under Item 404 of Regulation S-K promulgated under the Exchange Act.

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STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2022, and who wishes to have the proposal included in LP’s proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 15, 2021. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

LP’s Bylaws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder of record who has delivered written notice thereof to the Chair by the deadline specified in the bylaws. In the case of the 2022 Annual Meeting of Stockholders, this notice must be received by LP no earlier than December 30, 2021, and no later than January 29, 2022. Such notice must meet the informational and other requirements set forth in our Bylaws in order to be eligible to be brought before an annual meeting of stockholders. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

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GENERAL

The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mail and the Internet, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material.

—	DELIVERY OF ANNUAL REPORT TO STOCKHOLDERS AND PROXY STATEMENT TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers “household” proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or a single set of the Annual Report to Stockholders and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Annual Report to Stockholders and proxy statement, or if you are receiving multiple copies of the Annual Report to Stockholders and proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Secretary, LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee, or by oral request by calling 615-986-5600. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report to Stockholders and proxy statement to a stockholder at a shared address to which a single copy of the Annual Report to Stockholders and proxy statement was delivered.

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LOUISIANA-PACIFIC CORPORATION
ATTN: TERESA FROGGE
414 UNION STREET
SUITE 2000
NASHVILLE, TN 37219

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 29, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LPX2021**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted indicate the you agree to receive or access proxy materials electronically for future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 29, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35751-K13428-P51397

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LOUISIANA-PACIFIC CORPORATION

The Board of Directors recommends you vote FOR all the nominees listed in the following proposal:

1. Election of Class III Directors

Nominees:	**For**	**Against**	**Abstain**
1a. F. Nicholas Grasberger, III	☐	☐	☐
1b. Ozey K. Horton, Jr.	☐	☐	☐
1c. W. Bradley Southern	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as LP's independent auditor for 2021.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business properly comes before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint holders should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Annual Meeting of Stockholders

LOUISIANA-PACIFIC CORPORATION

April 30, 2021

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held via audio webcast at http://www.virtualshareholdermeeting.com/LPX2021 on Friday, April 30, 2021 at 7:30 a.m. Central time. Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope.

Nicole Daniel

SVP, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D35752-K13428-P51397

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held on April 30, 2021

The undersigned hereby constitutes and appoints Stephen E. Macadam, as his or her true and lawful agent and proxy, with full power of substitution, to represent and vote, as provided on the reverse side, the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of LP Stockholders to be held at http://www.virtualshareholdermeeting.com/LPX2021 on Friday, April 30, 2021 at 7:30 a.m. Central time; or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2021 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side